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                                APPRAISAL REPORT

                                       OF
                                 190 VFW PARKWAY
                              REVERE, MASSACHUSETTS
                           A/K/A WONDERLAND DOG TRACK

                                    OWNED BY
                         WONDERLAND GREYHOUND PARK, INC.

                                DATE OF VALUATION
                                  JULY 16, 2003

                                  PREPARED FOR
                               BOARD OF DIRECTORS
                             THE WESTWOOD GROUP INC.
                               190 V.F.W. PARKWAY
                                REVERE, MA 02151

                                   PREPARED BY
                         ALEXANDER R. HOLLIDAY, III, MAI
                         DIRECTOR VALUATION & CONSULTING
                        MA CERT. GEN. R.E. APPRAISER #716
                            R.M. BRADLEY & CO., INC.
                                73 TREMONT STREET
                           BOSTON, MASSACHUSETTS 02108

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R.M. Bradley & Co., Inc.
73 Tremont Street
Boston, Massachusetts 02108-3901

[RM BRADLEY LOGO]

July 24, 2003

Board of Directors
The Westwood Group Inc.
190 V.F.W. Parkway
Revere, MA 02151

RE:      190 VFW Parkway, Revere, Massachusetts

To the Board of Directors:

In accordance with your request, and for the purpose of estimating the market value "as is" of the fee simple estate of the land in the property located at 190 Veterans of Foreign War Parkway, Revere, Suffolk County, Massachusetts, I have personally inspected the property and have made careful investigations and analyses as reported in this complete, self-contained report.

The property, which is the subject of this report, is utilized as a greyhound-racing park with grandstand and other facilities. The improvements are situated on a total site area of 33.8+/- acres, with a large portion used for parking for the racetrack, and another portion used as a parking lot for the nearby Wonderland MBTA subway stop, as well as an unimproved portion, restricted flood control area. The usable commercial portion has been estimated at 26.76+/- acres. At the request of the client, the subject has been valued as land only. The track grandstand facilities, and small buildings have not been taken into consideration in valuing the subject other than potential demolition cost. Nor have any licenses or business values associated with the improvements been taken into account. The intended use of this report is for asset valuation activities.

It has been my intention to prepare this appraisal report in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP), as adopted by the Appraisal Foundation, as well as the professional standards and ethical rules of the Appraisal Institute.

An Executive Summary can be found on a following page and this report is predicated on the Assumptions and Limiting Conditions found within. Special attention should be paid to the

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Additional Assumptions and Limiting Conditions, as they are germane to the subject property.

As a result of my investigation and analysis, it is my opinion that the market value of the fee simple estate in the property being appraised as land value only, as of the date of inspection, July 16, 2003, was:

                 THIRTEEN MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                  ($13,700,000)

This letter is not intended to be a stand-alone document, and its use as such could be misleading to a third party reader. It is accompanied by a complete, summary appraisal discussing the methodology and conclusions employed to arrive at this value estimate.

It has been a pleasure to provide you with this report. If you have any questions after you review this document, please feel free to contact me.

Respectfully submitted,

Alexander R. Holliday, III, MAI
Director Valuation & Consulting
MA Cert. Gen. R.E. Appraiser #716

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                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
TABLE OF CONTENTS.............................................................    1

SECTION I: CERTIFICATION AND ASSUMPTIONS......................................    3

   CERTIFICATION..............................................................    4
   ASSUMPTIONS AND LIMITING CONDITIONS........................................    5
   ADDITIONAL ASSUMPTIONS AND LIMITING CONDITIONS.............................    7

SECTION II: EXECUTIVE SUMMARY.................................................    8

   EXECUTIVE SUMMARY..........................................................    9
   IDENTIFICATION OF REAL ESTATE..............................................   11
   PURPOSE OF THE APPRAISAL...................................................   11
   DEFINITION OF MARKET VALUE.................................................   11
   PROPERTY RIGHTS APPRAISED..................................................   12
   INTENDED USER/INTENDED USE OF THE APPRAISAL................................   12
   EXTENT OF THE PROCESS OF DATA COLLECTION...................................   12
   APPRAISAL DATE.............................................................   13
   EXPOSURE TIME..............................................................   13
   PROPERTY HISTORY...........................................................   13
   REPORT SUMMARY.............................................................   14

SECTION III: THE MARKET.......................................................   16

   REGIONAL TRENDS............................................................   24
   DEMOGRAPHICS...............................................................   24
   ECONOMIC...................................................................   24
   REAL ESTATE................................................................   27
   CITY OF REVERE.............................................................   30
   RETAIL MARKET OVERVIEW.....................................................   31
   COMPETITIVE MARKET ANALYSIS................................................   32
   DEMOGRAPHICS...............................................................   33
   LOCATIONAL FACTORS.........................................................   34
   OFFICE MARKET OVERVIEW.....................................................   34
   NEIGHBORHOOD/IMMEDIATE MARKET AREA DESCRIPTION.............................   36

SECTION IV - THE PROPERTY.....................................................   37

   PROPERTY DESCRIPTION.......................................................   38
   SITE DESCRIPTION...........................................................   38
   FLOOD PLAIN................................................................   40
   LAND TO BUILDING RATIO.....................................................   42
   COMMENTS...................................................................   42
   BUILDING DESCRIPTION.......................................................   42
   TITLE AND LEGAL DATA.......................................................   42
   SALE HISTORY...............................................................   42
   ASSESSMENT DATA............................................................   43
   ZONING.....................................................................   45
   GENERAL RESIDENTIAL........................................................   46
   WETLANDS...................................................................   47
   FLOOD PLAIN DISTRICT.......................................................   47

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
SECTION V: HIGHEST AND BEST USE...............................................   48

   HIGHEST AND BEST USE.......................................................   49
   HIGHEST AND BEST USE AS THOUGH VACANT......................................   49

SECTION VI: VALUATION.........................................................   51

   VALUATION..................................................................   52
   SALES COMPARISON APPROACH..................................................   54
   RECONCILIATION AND FINAL VALUE ESTIMATE....................................   58

SECTION VII: EXHIBITS AND ADDENDA.............................................   60

Detailed Sales Sheets and Plans
Copy of Legal Description
Copy of Portion of Town Monograph
Copy of R.E. Taxes
Contractor's Estimate of Demolition Cost
Qualifications of Appraiser

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                    SECTION I: CERTIFICATION AND ASSUMPTIONS

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                                  CERTIFICATION

I certify that to the best of my knowledge and belief,

(1)      The statements of facts contained in this report are true and correct.

(2) The reported analyses, opinions and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions and conclusions.

(3) I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest with respect to the parties involved.

(4) I have no bias with respect to the property that is the subject of this report or to the parties involved.

(5) My engagement in this assignment was not contingent upon developing or reporting predetermined results.

(6) My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

(7) The reported analyses, opinions and conclusions were developed, and this period has been prepared, in conformity with the requirements of the Appraisal Institute's Code of Professional Ethics and the Standards of Professional Practice, which includes the Uniform Standards of Professional Appraisal Practice.

(8) The use of this Report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

(9) The appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

(10) Alexander R. Holliday, III, MAI inspected the property that is the subject of this report.

(11) No one provided significant professorial assistance to the person signing this report.

(12) As of the date of this report, Alexander R. Holliday, III, MAI has completed the requirements of the continuing education program of the Appraisal institute.

                      /s/  Alexander R. Holliday, III, MAI
                   __________________________________________
                         Alexander R. Holliday, III, MAI
                        MA Cert. Gen. R.E. Appraiser #716

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                       ASSUMPTIONS AND LIMITING CONDITIONS

1) The legal description contained in this report is assumed to be correct. No survey of the property has been made by the appraiser and no responsibility is assumed in connection with such matters. The sketches contained in this report were not completed by an engineer and are included to assist the reader in visualizing the property.

2) No title search was completed in connection with this appraisal report. Therefore, no responsibility is assumed for matters of a legal nature affecting title to the property, nor is an opinion of title rendered in this report. The title is assumed to be good and merchantable.

3) Information furnished by others is assumed to be true, factually correct and reliable. A reasonable effort has been made to verify such information, but no responsibility for its accuracy is assumed by the appraiser.

4) All mortgages, liens, encumbrances, and leases have been disregarded unless so specified within this report. The property is appraised as though under responsible ownership and competent management. It is assumed in this report that there were no hidden or in apparent conditions of the property, subsoil, or structures which would render it more or less valuable. No responsibility is assumed for such conditions or for engineering, which may be required to discover them.

5) It is assumed that there is full compliance with all applicable federal, state and local environmental regulations and laws unless non-compliance is noted. It is further assumed that the property is not contaminated by hazardous waste or other materials, which would reduce its utility or value.

6) It is assumed that all applicable zoning and use regulations and restrictions have been complied with, unless a non-conformity has been stated, defined and considered in the appraisal report.

7) It is assumed that all required licenses, consents or other legislative or administrative authority from any local, state or national governmental or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

8) It is assumed that the utilization of the land and the improvements is within the boundaries or property lines of the property being described and there is no encroachment or trespassing unless noted within this report.

9) The appraiser will not be required to give testimony or appear in court because

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                                                                               6

         of having made this appraisal, with reference to the property in question, unless arrangements have been previously made prior to the completion of this assignment.

10) Possession of this report, or a copy thereof, does not carry with it the right of publication. It may not be used for any purpose by any person other than the party to whom it is addressed without the written consent of the appraiser, and in any event only with the proper written qualifications and only in its entirety.

11) The distribution of the total valuation in this report between land and improvements applies only under the reported highest and best use of the property. The allocation of land and improvement in value must not be used in conjunction with any other appraisal and is invalid if so used.

12) Neither all nor any part of the contents of this report or copy thereof shall be conveyed to the public through advertising, public relations, news, sales, or any other media without written consent and approval of the appraiser. Nor shall the appraiser, firm or professional organization of which the appraiser is a member be identified without written consent of the appraiser.

13) The Americans with Disabilities Act (ADA) became effective January 26, 1992. I have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since I have no direct evidence relating to this issue, I did not consider possible noncompliance with the requirements of ADA in estimating the value of the property.

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                 ADDITIONAL ASSUMPTIONS AND LIMITING CONDITIONS

1) The land area provided in a survey by BSC Surveyors is assumed to be correct.

2) It is assumed that the portion of the subject across the County Ditch is restricted to overflow flood drainage per the requirements of the Revere Conservation Commission.

3) At the instructions of the client, the subject has been appraised as if it were vacant land.

4) The value of licenses or business value has not been taken into account.

5) The appraiser has estimated the usable area of the site. For a more accurate measurement, a surveyor should be engaged.

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                          SECTION II: EXECUTIVE SUMMARY

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EXECUTIVE SUMMARY

CLIENT/INTENDED USER:               Board of Directors Westwood Group Inc.; the
                                    Westwood Group's Investment banker at
                                    Schroeder & Company Inc. of Boston

INTENDED USE:                       Asset. valuation in connection with a public
                                    company going private

IDENTIFICATION/LOCATION:            Wonderland Greyhound Racetrack -
                                    190 VFW Parkway
                                    Revere, Massachusetts

CURRENT USE:                        Greyhound racetrack and ancillary
                                    facilities, commuter parking lot

HIGHEST AND. BEST USE:              Mixed Use, mainly retail parking & hotel

REAL PROPERTY INTEREST VALUED:      Fee Simple

OWNER OF RECORD:                    Wonderland Greyhound Park, Inc.

PURPOSE OF APPRAISAL:               Estimate the market value of the fee simple
                                    estate of the land only

LAND AREA:                          33.8+ or -acres, or 1,472,600+ or -sq. ft. -
                                    26.76+ or -acres (estimated) usable

BUILDING IMPROVEMENTS:              FOR DESCRIPTIVE PURPOSES ONLY, not
                                    considered in valuation other than
                                    demolition cost:

                                    Greyhound racetrack, clubhouse, grandstand, office and outbuildings, parking lot for racetrack, parking lot for Wonderland MBTA subway stop

NEIGHBORHOOD:                       Commercial, with nearby high-rise
                                    residential/condominium buildings, and
                                    shopping center

HAZARDOUS WASTE:                    Property Assumed to be clean.

EXTRAORDINARY ASSUMPTIONS:          None

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HYPOTHETICAL CONDITIONS:            The property has been appraised not
                                    considering the value of the building
                                    improvements and racetrack operation, at the instructions of the ownership. A demolition cost has been deducted from the valuation.

DEPARTURES FROM STANDARD 1:         None

REPORT OPTION:                      This report is in complete self-contained
                                    format in accordance with Standards Rule
                                    2-2(a) of the Uniform Standards of
                                    Professional Appraisal Practice. As such, it represents sufficient information to enable the client and other intended users, as identified, to understand it properly.

ESTIMATES OF VALUE:

Income Approach:                    Not Used
Sales Comparison Approach:          $13,700,000
Cost Approach:                      Not Used

FINAL ESTIMATE OF VALUE:            $13,700,000

INDICATED EXPOSURE TIME:            Less than one year

EFFECTIVE DATE OF VALUE:            July 16, 2003

DATE OF REPORT:                     July 24, 2003

APPRAISER:                          Alexander R. Holliday, III, MAI
                                    MA Cert. Gen. RE. Appraiser #716
                                    R.M. Bradley & Co., Inc.
                                    73 Tremont Street
                                    Boston, MA 02108

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IDENTIFICATION OF REAL ESTATE

The subject property is located at 190 Veterans of Foreign Wars Parkway, Revere, Suffolk County, Massachusetts. The property is further identified on the Revere Assessors' Map as Parcel 1, Block 154B; Parcels 1-21, Block 17A; Parcels 1-13, Block 174B; Parcels 1-17, Block 174C; Parcels 1-6 & 8, Block 174D; Parcels 1-17 & 21-28, Block 175; Parcels 2&5, Block 79A; and Parcels 3, 4, 9, 12 & 14 on Map
9. A legal description can be found in the Suffolk County Registry of Deeds, Book 19508, Pages 154-165, a copy of which is in the ADDENDA of this report.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value of the fee simple estate "as is" in the land only of the property located at 190 VFW Parkway, Revere, Suffolk County, Massachusetts. The effective date of this appraisal is July 16, 2003.

DEFINITION OF MARKET VALUE

Market value is the major focus of most real property appraisal assignments. Both economic and legal definitions of market value have been developed and refined. The current economic definition agreed upon by federal and financial institutions in the United States of America is:

         "Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

         (1)      Buyer and seller are typically motivated;

         (2) Both parties are well informed or well advised, and each acting in what they consider their own best interests;

         (3)      A reasonable time is allowed for exposure in the open market;

         (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

         (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

-----------------
(1) Office of the Comptroller, Rule 12, CFR 34.42 (f)

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PROPERTY RIGHTS APPRAISED

The property rights appraised herein are considered to be fee simple rights in real estate as the property is owner occupied.

         Fee simple estate is defined as:

         "Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat."(2)

INTENDED USER/INTENDED USE OF THE APPRAISAL

This report is intended only for use by the Board of Directors of the Westwood Group, their investment banker Schroder & Company Inc, and as part of an attachment with a corporate filing with the SEC. The intended use of this report is for asset valuation activities in connection with a public company becoming a private entity. This report is not intended for any other use. The appraiser is not responsible for unauthorized use of this report.

EXTENT OF THE PROCESS OF DATA COLLECTION

The appraiser has inspected both the buildings and the site with an owner's representative on several occasions. In addition, a study has been made of general market conditions; local supply and demand characteristics; a review of economic trends in the region in Boston; evaluation of zoning, property tax, and highest and best use issues as vacant. Market data has been collected through discussions with municipal employees, such as planners, interviews with commercial brokers, property managers and owners, discussions with other appraisers and a review of real estate journals. An attempt was made to confirm all comparable transactions with a principal or broker involved.

As previously discussed, the main assumption of this report is valuation of the subject as if vacant and of the land only. Thus, the Sales Comparison Approach utilizing comparable land sales was determined to be the most appropriate method of valuation and was utilized, while the Cost and Income Approaches were not considered.

The research, analyses and resulting opinions have been reported in this documented narrative appraisal, which is presented in a complete, self-contained, narrative appraisal.

OWNERSHIP

The subject property is owned by Wonderland Greyhound Park, Inc.

---------------------------
(2) Appraisal Institute, The Dictionary of Real Estate Appraisal, Third Edition, (Chicago: Appraisal Institute, 1993), p. 140.

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APPRAISAL DATE

The effective date of the valuation estimate is July 16, 2003, which is also the date on which the property was inspected by Alexander R. Holliday, III, MAI. The appraiser has inspected the property several times over the last five years. The preparation date of this report is July 24, 2003.

EXPOSURE TIME

The exposure time differs from the marketing time because it is indicative of how long the property would have been on the market, prior to an assumed fair cash value transfer on the effective date of value. It is concluded that the likely time to properly market the property prior to July 16, 2003 would be approximately one year or less. A typical scenario would be that property would be under option for six to 12 months in order to obtain zoning approval. Upon achievement of zoning approval a sale would be consummated. However, some sites have sold without zoning approval. A site near the subject that was developed with a hotel took approximately one year to sell.

PROPERTY HISTORY

The Wonderland Dog Track has been operating since 1935 for greyhound racing. The main grandstand building was built in 1935, while the clubhouse building was constructed in 1965, with subsequent renovations to the buildings. In 1994 an adjacent lot, previously part of the subject property, was sold and developed as a shopping center. As part of the development of the shopping center, a northwestern portion of the subject was designated an overflow parking area and flood control area in an agreement with the Revere Conservation Commission. Reportedly, the subject is not on the market for sale. The property has been under the same ownership for over 13 plus years. The northern half of the parking lot, approximately 8 acres, is utilized as a commuter parking lot, operated by Wonderland, for the nearby Blue Line (subway) Wonderland stop. The net revenue (excluding real estate taxes, maintenance, insurance, management, salaries) from this operation was $697,109 in 2003. The parking fee is $4.00 per day. The subject site has been identified by the Mayor of Revere as a future commercial development opportunity. However, according to the Westwood Group, they are intent on keeping dog racing at the site for the near future. The Westwood Group is planning to go from a public to private company and this report is part of the function of asset valuation for that purpose.

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REPORT SUMMARY

The remainder of this report will consist of four sections and an important ADDENDA. SECTION III is entitled "THE MARKET" and will provide an outline of competition, supply, and demand elements in the marketplace. This portion of the appraisal will define the market niche for the property and help the reader focus upon the context in which It must be evaluated. SECTION IV is entitled "THE PROPERTY" and will assist the reader in understanding locational and physical attributes, and we will address property tax and zoning issues. In
SECTION V we will explain our conclusions as to highest and best use. SECTION VI is entitled "VALUATION." This will involve the development and explanation of the various approaches to value, along with a reconciliation of the approaches. The "RECONCILIATION" section is where we will address the strengths and Weaknesses of the various techniques, and will provide reasonable support for a final estimate of value.

Finally, within the Addenda of this report are items, which are included as background and support materials, qualifications of the appraiser, pertinent documents, zoning summaries, etc.

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                                                                              15

                                  REGIONAL MAP

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                             SECTION III: THE MARKET

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                                                                              17

            (PICTURE LOOKING SOUTHERLY FROM THE PARKING LOT WITH MAIN
                       BUILDINGS IN BACKGROUND OF PICTURE)

         (PICTURE LOOKING NORTHEASTERLY AT PARKING LOT IN BACKGROUND AND
                RACETRACK PARKING LOT IN PARKING LOT FOREGROUND)

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                                                                              18

                  (PICTURE VIEW OF RACETRACK LOOKING NORTHERLY)

                  (PICTURE VIEW OF RACETRACK LOOKING WESTERLY)

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                                                                              19

            (PICTURE LOOKING EASTERLY ALONG COUNTY DITCH ON SUBJECT)

          (PICTURE LOOKING NORTHERLY WITH FLOOD CONTROL AND RESIDENTIAL
                  ZONED WILD LANDS IN BACKGROUND BEYOND BERMS

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                                                                              20

           (PICTURE LOOKING IN AN EASTERLY DIRECTION AT PARKING LOTS)

       (PICTURE ROUTE 1A (VFW PARKWAY) LOOKING NORTHEASTERLY - SUBJECT ON
                                      LEFT)

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                                                                              21

       (PICTURE SOUTHERLY VIEW FROM ROUTE 1A WITH COMMUTER PARKING LOT IN
                                  BACKGROUND)

           (PICTURE LOOKING SOUTHERLY ON ROUTE 1A - SUBJECT ON RIGHT)

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                                                                              22

                                    SITE PLAN

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                                                                              23

          PORTION OF SITE PLAN SHOWING 100' BUFFER WETLANDS BOUNDRY (IN
                     YELLOW) AND FLOOD PLAIN OVERFLOW AREA

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REGIONAL TRENDS

The outlook for Massachusetts and New England has changed since the decline of the technology/dot-com sector in the start of 2001. According to the State Division of Employment and Training, in January of 2003 Massachusetts had lost nearly 157,000 jobs in the two years since January 2001. A positive sign in the last month was a reported small increase in jobs rather than a decline. Two significant and unusual trends in the real estate market are the decline of rents and increase in vacancy in the office market while the residential market has remained strong fueled by low interest rates and demand for housing.

DEMOGRAPHICS

Population statistics listed below for the state as a whole indicate that the population had a moderate increase.

                                                 DENSITY PER
YEAR     POPULATION     PERCENT CHANGE           SQUARE MILE
----     ----------     --------------           -----------
1960     4,690,514      --                           598
1970     5,149,834      +10%                         617
1980     5,689,170      +10%                         726
1985     5,737,037      +1%                          732
1988     5,750,101      less than l%                 733
1990     6,016,425      +4.63%                       767
1994     6,041,000      +.4%                         771
1995     6,073,550      +.54%                        775
2000     6,349,097      +4.54                        810

The Massachusetts Department of Employment and Training projects population growth in the state to be 0.3% to 0.4% per year until 2005, while U.S. population growth is expected to be at least twice that. The 2000 census reveals that the US population grew at 13.1% for the past 10 years or 1.31% per year versus the Massachusetts rate of approximately a third of that.

ECONOMIC

Unemployment for the state currently stands, based on April figures, at 5.4% with the national rate at 6.0. While the state rate is a marked increase from the 3.0% of April 2001, Massachusetts has reported a lower jobless rate than the nation for 98 months. Despite the increase in the unemployment rate, economists are concluding that the recession is officially over, but with a very slow and anemic recovery. Indeed, Massachusetts added 5,900 jobs last month, which is the first increase in jobs reported since July 2002. The unemployment rate for the Boston PMSA stood at 5.3% as March 2003.

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The Massachusetts Division of Employment and Training predicts that the state economy will have an approximately 10% increase in employment from 1998 to 2008 with "345,000 new jobs - the bulk of which should arise in technology driven industries." Charts by the D.E.T. illustrate some of the projected changes to the economy.

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                                JOB GROWTH GRAPHS

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The projected growth rate of the largest sector - Services is at 2.2% per year, with Business Services at 40% dominating this sector. Business Services includes computer software and IT services which is projected to have a 90% increase in the 10 year span. In the prior period of 1988-1998, this industry grew by 107%.

REAL ESTATE

The commercial real estate market since January of 2001 has been in decline with vacancy rates increasing and rents in the office sector significantly less. Large amounts of sublease space have been put on the market, particularly in suburban locations. However, a few property sectors have remained untouched, such as investment sales of downtown Class A towers, and there is still strong demand for the multi-family segment. The First Quarter 2003 Korpacz survey states:

         "It wasn't too long ago that single-digit vacancy rates were commonplace in the Boston Office Market. Now, amid continuous corporate layoffs, space givebacks, and ill-timed additions to supply, the market is stuck on one of the most severe market contractions ever recorded. In fact, overall vacancy rates have hit high double-digit figures in many markets and have even reached between 20.0% and 30.0% in others. And unfortunately, some investors believe that the worst is still to come. "This market has yet to hit bottom," insists a participant. As a result, many investors expect rental rates to fall and vacancy rates to rise throughout much of this market during 2003."

On the positive side, the report notes sales of investment grade property in the downtown market have increased along with credit leased suburban properties.

Current trends in the market are as follows:

-        New development plans for downtown office towers are going forward;
         however, for buildings not under construction plans are being put on hold.

- Redevelopment and new development of apartment and condominium buildings are continuing; however, some proposed projects are being put on hold due to uncertainty in the economy.

- The large retail sector has somewhat softened due to uncertainty about anchor tenants and the decline in retail sales.

- Speculative suburban office developments are having difficulty with absorption of vacant space.

The residential market for the most part has remained strong. Despite some of the negative

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factors cited above, as evidence of the overall long-term strength of the Boston real estate market; the recent EMERGING TRENDS IN REAL ESTATE 2003, an annual commercial real estate report by Lend Lease Corporation, ranked Boston as the sixth-highest city for a positive investment climate. This is, however, a decline from Boston's ranking last year as third.

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                                CITY LOCATION MAP

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CITY OF REVERE

The subject property is located in the City of Revere, Suffolk County, in eastern Massachusetts. Revere borders Winthrop, East Boston, and Chelsea to the south; Everett and Malden to the west; Saugus and Lynn to the north; and the Atlantic Ocean to the east. Revere is located approximately 5 miles from downtown Boston.

Revere is a densely developed, residential suburb, with 70% of the developed land used for housing. Revere is described in a monograph put out by the City in January 1998 as being "a more complex community than most, owing to its proximity to Boston and Logan Airport, its multi-cultural and diverse socioeconomic population, its older residential neighborhoods and housing stock, and the numerous specialized regional facilities within its border. Revere is home to Revere Beach, the first public beach in the United States, and is host to Suffolk Downs Race Track (horses), Wonderland Racetrack (greyhounds), and a 14-cinema theater complex." Revere has three MBTA public transportation stations, and is the northern end of the Blue Line subway. The major highway in Revere is Route 1, which connects with I-93 and Route 128, and goes directly into Boston via the Tobin Bridge. Route 1A is the second main thoroughfare and connects directly to East Boston and Logan Airport, and via the Sumner Tunnel to downtown Boston.

According to the 2000 census, the population in Revere was 47,283, which has increased 10.5% from 42,786 in 1990.

Revere, as described in the city monograph, is divided into three broad land use areas, with the city west of Broadway (Route 107) primarily being residential, with the exception of the Squire Road (Route 60) commercial corridor and Broadway itself. The second general area is defined by Broadway east to the Boston & Maine Railroad. This middle area is characterized as Revere's most mixed use area with older residential neighborhoods and scattered areas of commercial uses. It is the core area of the city with the location of many government and institutional uses such as City Hall, the Revere High School, and the Public Library.

The third general area is the Revere Beach portion, which is located east of the B&M Railroad and runs from the Saugus River on the north to the Belle Isle Inlet on the south. The area is dominated by three miles of the crescent shaped beach which has been the predominant image of the city. The beach had deteriorated in the 1970's; however, by the 1980's it was the focus of a revitalization effort by the MDC and the City, and was officially reopened in May 1992. It now has along the waterfront several high rise, concrete, apartment/condominium buildings, a re-sanded beach, and restored pavilions and a renovated boulevard. The Revere Beach area is also dominated by Route 1A, which starts from the East Boston border, called the Lee Burbank Highway, where several major oil companies have headquarters and large storage facilities. Also along this section of Route 1A is a large section of the Suffolk Downs Racetrack. Going north on Route 1A is the intersection with Route 16 and then more commercial uses, including Wonderland Dog Track (the subject), and an adjacent new shopping center called the Wonderland Marketplace. When Route 1A enters the adjoining town of Lynn, it becomes the

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Lynnway, where there are several automobile dealerships and retail uses.

Revere has a labor force of 22,301 persons, with an unemployment rate of 7.5%, which is slightly higher than the state's rate of 5.3% as of May 2003. The median family income $45,865 (1999), which is below the state's rate of $61,664. Additional economic and demographic information from the 2000 census compiled in the city monograph can be found in the ADDENDA of this report.

Recent developments in Revere include a new mall, the Wonderland Marketplace, which opened in 1996 across from the Wonderland Dog Track. The major shopping mall in the city is the Northgate Mall located at the northwestern portion of town on Route 60, which has undergone renovation. On American Legion Highway, north of Bell Circle, a 207 Room Comfort Inn opened in August 2000. Other recent developments are listed below:

     - Former Surf nightclub site is to be redeveloped with an office/commercial development on the 87,997 square foot area.

     - New England Development purchased 27+ acres for development of a shopping mall on portion of Suffolk Downs with a Target Store and Stop & Shop with total area of 245,000 square feet

     - New England Confectionary Company opened 816,000 square foot headquarters on Route 60 in renovated warehouse with new second story. The city is negotiating a tax incentive.

     - The city is seeking qualified developers to build over a 3 acre commuter parking lot known as Parcel H which is part of the Blue Line Wonderland Station (across street from subject).

     - On Revere's border with Malden at former quarry operation, Roseland Property Company, a New Jersey based developer, is starting construction of an apartment complex of 600 units.

Overall, Revere is an older community with a mixture of residential and commercial uses that benefits from its proximity to Logan Airport. The spate of new developments suggests a renewed interest in the development potential of the City.

RETAIL MARKET OVERVIEW

The retail market development has not necessary paralleled the experience of other sectors of the real estate market over the last ten years. in the late 1980's, New England was targeted as an area for expansion by large regional and national retail firms; New England was considered "understored" and many large retailers began to enter the regional marketplace. The retail landscape in New England in 2003 is substantially different from that of the 1980's. The new

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entrants into the market have become household names and have attracted significant market shares by virtue of the "big box" marketing concept that was heretofore unknown in New England.

The early 1990's were a time when several "category killer" retail tenants penetrated the Boston area market due in part to reduced land prices and the willingness of various communities to accept such retail in order to enlarge the tax base. The entrants into the marketplace include Wal-Mart, Home Quarters, Home Depot, BJ's Wholesale Club, Sam's Club, Lowe's and numerous other specialty "category killers," including Comp USA, Circuit City, Best Buy, and many others. When these new players attempted to take advantage of the consumer buying power in New England, they also had an impact on existing retail entities. Retreating into either bankruptcy or closing its doors at some sites, have been Stuart's, Bradlee's, Caldors, KMart, and many other general merchandise stores that formerly constituted the anchors of many neighborhood and community-sized shopping centers. Reportedly, during 1991 to 1995 retail space in the Greater Boston market increased a total of 25,000,000 square feet, which represented a 25% increase over existing supply.

Although it has become also cliche, one of the things that can be stated affirmatively about the retail marketplace is that change is truly the only constant. Obsolescence, in terms of functional and economic aspects have accelerated rapidly in the retail Industry over the last several decades. Many older enclosed malls often have lost their anchor tenants and have lost their appeal in the marketplace.

The overall environment for the retail sector can be described as somewhat more competitive, especially for the "category killers." Some "category killer" stores, such as Nobody Beats the Whiz, and HQ Centers, vacated spaces due to the strong competition. New development has been primarily in the form of grocery anchored strip community centers, although Home Depot and now Lowe's have continued to purchase new sites. The new groceries are much larger, than previous ones, and have in-house pharmacies, and small restaurants as well as other goods not normally associated with a grocery store.

COMPETITIVE MARKET ANALYSIS

In order to understand and view the retail potential for the subject property site, it is necessary to examine the nature of current potential competition. Competition derives from a variety of sources, including existing shopping centers, freestanding department stores, and "category killers."

Within Revere, directly across the street from the subject, is a small community center called the Wonderland Marketplace, which is anchored by Super Stop & Shop and has a Marshall's, Staples, and a pad site which has been leased to a chain restaurant. The center contains approximately 158,000 square feet located northwest of the subject on Route 60 is the Northgate Regional Shopping Mall containing over 340,000 square feet to the south of the subject in East Boston is the Shaw's Shopping Plaza, which is a small community center. This center is located

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more towards the in-town East Boston market, and not regionally focused. A new center under construction, discussed in the City Overview section, is a 245,000-retail project anchored by Stop & Shop and Target and located on the Revere portion of Suffolk Downs. The project does has access to Route 1A via a narrow connector road and also to Route 145. To the west of the subject are two community shopping centers in Chelsea that have very high vacancies - the Parkway Shopping Plaza on Route 16 and the Mystic Mall, another 300,000 + or - square foot community center that is lacking an anchor tenant. The Parkway Shopping Plaza is hampered from redevelopment by a long term below market lease, and poor subsoil conditions and contamination. The Mystic Mall suffers from a poor in-town location and has only one anchor tenant - DeMoulas grocery store.

A large retail mall within a 3-mile radius of the subject is the Square One regional mall in Saugus. There are also substantial retail developments all along Route 1 in Saugus. Another regional mall is the Assembly Square mall off Route 93 in Somerville. However, this mall is in a 5-mile radius of the subject and is not considered to be in the directly competitive marketplace. The Assembly Mall is also poised for a redevelopment, as it has had some high vacancy problems. However, this project, which was to be anchored by the furniture store Ikea, is still mired in political and legal difficulties. New retail developments include the Gateway Plaza power center project in Everett. This project is located on the former Monsanto site located off Santilli Circle, approximately 3 1/2 to 4 miles west of the subject. This center is on a 30-acre site with 651,299 square feet of gross building area and 3,357 parking spaces. Current tenants include Home Depot, Target, and Office Depot. At 1100 Revere Beach Parkway (Route 16 in Chelsea, a new Stop & Shop has been constructed along with a Walgreen's for a total of 245,000 square feet.

Overall within a 1 to 2 mile radius of the subject is approximately 980,000 + or - square feet of shopping center retail space. Nevertheless, new shopping enters are being developed, renovated, and redesigned to adapt to the evolving retail market.

DEMOGRAPHICS

The population in the immediate trade area of Revere is 47,283; while the adjoining city of Chelsea has 35,080, Malden 56,340, Everett 38,037, and Winthrop has 18,303. The combined population within this 1.5-2.5 mile area is approximately 195,043. The population overall has shown much higher increases In the past few years than the state average and is generally predicted to increase over the next few years. The neighboring cities of Chelsea, Maiden, Revere, and East Boston are generally considered, as borne out by demographic and economic information, as having average household incomes below the State rate. Winthrop, however, is slightly higher than state averages. As discussed in the Neighborhood section, Revere is below the State rate. However, it is important to note that these older urban areas are often considered as under-retailed, as typically retail has focused on the higher income communities and areas. A recent trend has been for shopping centers to move into these more urban areas.

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LOCATIONAL FACTORS

The subject is located off of Route 1A next to the Butler Circle rotary, and just north of the Bell Circle rotary, which has the intersection with Routes 16, 60, and 1A. According to the Mass Highway Department, the traffic north of Bell Circle is 44,480 cars per day on average, while north of Butler Circle the count is 35,500 cars on Route 1A. The subject is also located dose to the Wonderland MBTA subway stop, which increases the potential customer base for a retail use.

In conclusion, the subject benefits by being in an accessible location in the Boston Metropolitan Area. The retail market remains competitive and has cooled somewhat from the early to mid 1990's for large box, retailer-type uses. Destination shopping centers are within a 5 mile radius of the subject, however, within a one mile radius the retail is less conglomerated than similar cities such as Chelsea, Medford and Somerville. The success of the nearby Wonderland Marketplace indicates the strength of the subjects retail location and for potential redevelopment of the subject into retail.

OFFICE MARKET OVERVIEW

The subject's location at the southeastern portion of Revere, near local thoroughfares, and its proximity to Logan Airport, makes it a potential site for office use; specifically, for back office use as several of the 1980's buildings erected In the nearby towns of Medford and Malden are utilized by financial services companies for data processing centers. However, the Greater Office Suburban Office market has declined significantly over the past two years. It is has been well publicized that there is an oversupply of space and a significant decline in rents such that new speculative construction is no longer feasible in suburban settings. Thus, office development seems a less likely scenario for the subject location at the current time.

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                            NEIGHBORHOOD LOCATION MAP

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NEIGHBORHOOD/IMMEDIATE MARKET AREA DESCRIPTION

The subject property is located on the westerly side of VFW Parkway and North Shore Road in the Revere Beach commercial and residential district. The VFW Parkway becomes North Shore Road at the rotary, which merges the two roads next to the subject. The VFW Parkway and the combined road are also known as Route 1A. The VFW Parkway, Route 1A, is a 100-foot-wide, heavily traveled, 4-lane thoroughfare which handles 35,000 to 45,000 vehicles per day. An intersection at the southern boundary of the neighborhood joins Route 1A with Route 16 and Route
60. Both Route l6 and Route 60 lead to Route 1, a major highway approximately 1% miles away.

The immediate subject neighborhood consists of the area from the start of the VFW Parkway 1/4 mile south of the subject, and along Route 1A approximately 1/4 mile north of the subject. The area contains a mixture of commercial and residential uses located to the east of the subject along Ocean Avenue and facing Revere Beach are several large, high-rise residential condominium apartment buildings constructed in the 1980's. Also directly southeast of the subject, across the VFW Parkway, is former land of the subject that was developed in I 996 into the Wonderland Marketplace, a shopping center with a Super Stop & Shop grocery store, a Marshall's, Staples, and several small stores. In addition, an abutting parcel to this shopping center is developed with a '99 Restaurant. Located just to the northeast of the subject, across Route 1A, is the Wonderland MBTA subway stop, which is the terminus of the Blue Line. Near the Wonderland Blue Line transit station is also the former Wonderland Ballroom now another similar entity - a large dance hall. Directly to the west of the subject is a Boston & Maine Railroad line, which is currently used by the MBTA as a commuter rail line from Boston to the North Shore. Across the railroad to the west is a large warehouse-type building of 40-foot clear height with access from Route 60 (American Legion Highway), which was purchased recently by Necco Candy for their new headquarters and has been remodeled into a manufacturing facility with about 2,000 employees. To the south of the subject is a small industrial building and some smaller commercial uses along the VFW Parkway. There are also scattered, small, 1- and 3-family, wood frame, residential housing on interior side streets, as well as directly north.

The Revere public beach is located to the east of the subject, and is a popular gathering area during the summer months, attracting urban users.

A long discussed, future proposal is for the possible extension of the Blue Line north, with a joint station between the Blue Line and the B&M Railroad. Such hypothetical plans have shown a station at the northwest corner of the subject. Currently, a portion of the subject is utilized as rental parking lot to MBTA commuters. The lot of 1,000 cars is often over 70% occupied. Another potential development is being undertaken by the City of Revere, which hopes to have the air rights over the Blue Line Wonderland station developed. A new RFP will go out in the fall of 2003.

In summary, the neighborhood contains a mixture of uses, but appears to be in a phase of revitalization.

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                            SECTION IV - THE PROPERTY

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PROPERTY DESCRIPTION

The subject site contains a total of 33.8 + or - acres, or 1,472,600 square feet of which 26.76 + or - is estimated as usable commercial zoned land. The non-usable area as discussed below is in a restricted flood control designated area and small residentially zoned wild lands. The total area was derived from a BSC Group survey dated March 1991. The non-usable area was based on the appraiser's measurements with help from an architect. The site is improved with a greyhound racetrack, grandstand building and clubhouse, as well as various smaller buildings, and asphalt paved parking lots.

SITE DESCRIPTION

The following is a summary of this site's characteristics:

AREA:                 33.8+or- acres, or 1,472,600 sq. ft. - 26.76 + or - acres
                      estimated as usable commercial land

FRONTAGE:             975.45 linear feet on the VFW Parkway and 795.18 linear
                      feet along North Shore Road

SHAPE:                Slightly irregular

TOPOGRAPHY:           The topography of the site is generally level. There is a
                      drainage ditch, which crosses the northwestern section of the site called the "county ditch." The area across the drainage ditch is unimproved. It contains a mixture of sand, gravel, and weeds, and one area of the drainage ditch is being cleaned out. The drainage ditch is accessed by three wood frame bridges on concrete piers. The area across the drainage ditch was originally drawn as an area of a planned subdivision with paper streets, however, this subdivision never took place. The site surveyed by BSC shows the area as containing portions of marshy area and vacant land. According to the Revere Conservation
                      Commission, the drainage ditch is considered wetlands, and any development on site would be subject to the provisions of the Massachusetts Wetlands Protection Act. The area across the drainage ditch is shown in detail on the preceding plan. This area was cleaned in 1998 with broken asphalt removed and gravel put down on the non-marsh areas. This area, as a result of a complicated agreement with the Revere Conservation Commission, and to allow the development of the Wonderland Marketplace Shopping Center, is designated for overflow parking and flood absorption.
                      The appraiser has discussed the area with the chairperson of the Revere Conservation Commission, and with Mr. Steven
                      Chounard of Vanasse, Hangen, Brustlin, Inc., engineers, who surveyed the site.

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                      In summary, the designated area will occasionally flood
                      due to high rains or storm overflow from the ocean up the county ditch. For this reason, the surface of the area is required to be porous and cannot be paved. This area also has a marsh/pond area. The most northwestern portion is Dunn Road, a deserted, paved street. The street has a concrete barrier that prevents car entry past Shawmut Street. The subject includes the majority of land, which is vacant on the northern side of Dunn Road, between the road and the railroad track. There is one house, which breaks up the subject ownership. The total area of this northwestern corner, including the vacant residential area north of Dunn Road and the few small lots on Shawmut Street, is estimated to be 7.04+or- acres. A surveyor should be consulted for a more accurate measurement. According to Mr. Chounard, this area and much of the subject is only 6-9 feet above the water table. The subject, as discussed, is mainly in a flood zone A-7. Thus, any potential new development would have to be built according to the requirements of being in a coastal flood zone.

SOIL CONDITIONS:      Unknown

UTILITIES:            Water and Sewer:            MWRA
                      Electricity:                Mass Electric
                      Telephone:                  Bell Atlantic
                      Gas:                        Boston Gas

EASEMENTS,            In the southern portion of the subject, as can be seen on
ENCROACHMENTS, ETC.   the site plan, there are two 10-foot-wide sewer easements, and one 10-foot-wide drainage easement. There is also the previously mentioned "county ditch" at the northwestern portion of the site. As discussed under "Topography," the area across the ditch has restrictions placed upon it by the Revere Conservation Commission.

SITE IMPROVEMENTS:    The site is improved with a 142,860 + or - square foot
                      grandstand, clubhouse and restaurants. There is also a 2-story brick and wood frame office buildings that serves as the main administrative headquarters for the racetrack operation. The 2-story brick and wood frame cape-style dwelling located on the southeastern portion of the subject is now used by a veterinarian. There is a 1-story split block building located behind the scoreboard of the racing track which encloses the heating system for the track, as the track is heated by underground pipes for winter racing. There are also several small, 1-story, wood frame structures housing State offices, veterinarian, and storage shed.

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                      There are two main paved parking lots with access from
                      Route 1A. One lot provides parking for the racetrack spectators, while the other further north provides commuter car parking with a daily charge of $4.00 for those who use the MBTA station. This northern lot reportedly contains approximately 950 cars. The commuter parking lot generally is filled somewhat less than capacity. The commuter parking lot paving is in fair condition, while the racetrack spectator lot is in good condition, having recently been paved.

                      There are three 50-foot light towers, which provide flood lighting for the parking lots. The steel structures have transformers at their bases. Additional site improvements include curb cuts, fencing enclosing the property, ranging generally 6 feet high, and some 5-foot high wooden fences have recently been erected. There is also some modest landscaping on the site, including deciduous trees, wood fencing, and wood posts along Route 1A. There is a freestanding sign and electronic messenger board on Route 1A with decorative neon, and additional signs along the VFW Parkway.

STREET ACCESS:        Several curb cuts on the VFW Parkway and North Shore Road
                      at the east, southeast, and central ends of the site.

CONTAMINANTS:         No site assessment report has been made available to the
                      appraiser as of the date of the appraisal. The value estimate assumes that the site is devoid of a level of contaminants that would negatively impact marketability by virtue of site use limitations, clean-up costs or issues of stigma.

FLOOD PLAIN

According to the Federal Insurance Rating Maps dated October 16, 1994, Panels #250288-0003B and #250288-0001B, the subject is mainly located in a Zone A7, with a small portion along the VFW Parkway in a Zone B. Areas zoned A7 are in the 100 year flood zone, while Zone B areas are between the 100 and 500 year flood limits. The subject is in a coastal flood zone area and any new development would most likely be subject to mitigation requirements. The "Topography" section presents a fuller discussion of the subject's flood areas.

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                                 FLOOD PLAIN MAP

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LAND TO BUILDING RATIO

10.31 to 1 (main building to site).

COMMENTS

The site has good frontage along Route 1A and is, for the most part, nearly rectangular in shape. The site is generally level and has good topography, with the exception of the northwestern corner where there are limitations due to the wetland restriction on the "county ditch," as well as the flood overflow area. The usable area, which excludes the flood mitigation and residential wild land area, is estimated at 26.76 + or - ACRES. Overall, this site is a large area, which offers development potential "as vacant," but would be subject to a flood mitigation plan.

BUILDING DESCRIPTION

Since the function of this appraisal is for valuation of the land, not taking into account the building improvements other than for potential demolition cost, only a brief description of the buildings is provided.

The subject has one main grandstand, clubhouse, and restaurant building, which was constructed in 1935 and 1965, and renovated in the 1980's. The total gross building area is 142,860 +or - square feet. In addition, there is a 2-story brick and wood frame office building that serves as the administrative headquarters for the racetrack operation. There is also a 2-story brick and wood frame cape-style dwelling utilized by a veterinarian. There are several wood frame structures in fair conditions utilized for offices, veterinarian, and storage sheds. The main building has a concrete foundation, concrete slabs, steel frame, steel columns, and brick exterior walls. The roof is flat tar and gravel. The interior contains a mixture of finishes consisting of rubber/vinyl flooring adhered to a concrete slab, ceramic tile wall finishes, and in some areas of the restaurants, wall to wall carpeting, plaster/gypsum walls, wallpaper/paint finishes; ceilings are either suspended acoustical tile or are open. The building has a wet sprinkler system.

TITLE AND LEGAL DATA

Title to the property can be found in Book 19508, Pages 154-165, at the Suffolk County Registry of Deeds, Cambridge, Massachusetts. No title search has been made, and it is assumed that the present title is satisfactory. The value submitted is based on the assumption that the property is free and clear of any encumbrances, easements or restrictions detrimental to its market value.

SALE HISTORY

The subject property has not had an arms length sale in the past five years.

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ASSESSMENT DATA

The City of Revere issues 14 individual tax bills for the subject (a copy of the tax bills can be found in the ADDENDA of this report). The large number of tax bills is due to an old residential subdivision plan, which resulted in many small residential parcels north of the County Ditch on the subject. This area of the subject, as previously described, is vacant and flood prone. Nevertheless, the small residential lots are identified on the Revere Assessors plans. The parcel identified as Map 9, Block 154A, Parcel 1, is the main parcel of 27.98 acres, with all the major improvements. This assessment is as follows:

Land:                 $  4,937,700
Improvements:         $  8,229,200
                      ------------

Total                 $ 13,168,900

The above valuation of the land by itself appears low based on sales researched and the analysis in this report. The remainder of the assessment of the non-usable land (flood prone) areas is given nominal valuations by the City and appears reasonable.

The fiscal year 2003 commercial tax rate is $27.22 per $1,000 of assessed value, while the Residential Rate is $13.58. The real estate tax bill for the main parcel is $358,457.

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                                   ZONING MAP

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                                                                              45

ZONING

The subject property lies in the Planned Development District 2 (PDD2) for over 80% of the site. However, the small area north of the County Ditch where there was a hypothetical subdivision, is zoned General Residential (RB). This area is flood prone and restricted as discussed in the TOPOGRAPHY section of the "PROPERTY DESCRIPTION" of this report. Allowed uses in the main PDD2 area:

         -        General office

         -        Bank and financial institution

         -        Retail greenhouse

         -        Medical or dental office

         -        Professional office park

         -        Restaurant

         -        General retail sales and service

         -        Theater

         -        Parking lot

         -        US Post Office

         -        School

         -        Nursing Home

         -        Hospital

         - Racetrack (including track, grounds, kennels, stables, auditorium and adjacent places)

Special permits are granted by the Revere City Council. Uses allowed by special permit include:

         Planned unit development - Residential

         Residential

         Congregate care

         Elderly housing

         Commercial auto storage/parking

         Independent elderly housing

         Laboratory and/or research facilities

         Training school for profit

         Fast food/take-out/drive-in restaurant

         Gaming facility

         Building construction yard or facility

         Warehouse

         Wholesale and product distribution activities

         Recreation, gainful business

         Hotel

Forbidden uses include apartment, single family, car wash, automotive sales, and commercial parking lot. The subject reportedly has zoning approval for the portion used as a commercial day

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                                                                              46

lot for the Wonderland Blue Line subway station.

Dimensional requirements in this district include:

Minimum Lot Size:                      3 acres

Minimum Lot Frontage:                  100 feet

Maximum Floor Area Ratio (FAR):        1.6

Minimum Front Setback:                 30 feet

Minimum Side Setback:                  20 feet

Minimum Rear Setback:                  30 feet

Maximum Principal Building Coverage:   40%

Maximum Height:                        200 feet (where PDD2 district adjoins or abuts
                                       residential district, height shall not exceed
                                       50 feet or 4 stories within 100 feet of
                                       residential district; and between 100 and 150
                                       feet shall not exceed 80 feet, or 9 stories)

Parking:                               2 spaces per unit for Planned Unit Development

                                       1 space per 200 gross sq. ft. for general office
                                       use

Banks and financial institutions:      1 space per 200 gross sq. ft.

Automobile sales:                      1 space per 200 gross sq. ft.

Hotel:                                 1.25 space per rentable unit

Restaurant:                            1 space per 4 seats

Professional office space:             1 space per 300 sq. ft.

General retail sales and service:      1 space per 200 sq. ft.

Theater:                               1 space per 4 seats

Industrial/Mfg. Uses:                  1 space per 1,000 sq. ft.

GENERAL RESIDENTIAL

As the smaller area zoned General Residential is essentially unbuildable, a detailed presentation of the zoning is not necessary. The zone of this area is primarily limited in use to 1 and 2-family residential, and office by special permit, as well as train station by special permit.

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WETLANDS

As discussed in the SITE DESCRIPTION area, on the northwestern portion of the subject is the "county ditch," which is, according to the Revere Conservation Commission, a designated wetland. Wetland resource areas are afforded protection under the provisions of the Wetlands Protection Act, MGL Chapter 131, Section
40. The Wetlands Protection Act was implemented with the regulations adopted by the Massachusetts Department of Environmental Protection (DEP) promulgated in 310 CMR 10.00-50.00. These regulations pertain to both coastal and inland wetland resources. The Wetlands Protection Act gives jurisdiction to local conservation commissions providing permitting authority for proposed activity within wetlands or on lands within 100 feet of wetlands and certain water-related resources. The wetland regulations promulgated by the DEP establish criteria for decisions by local conservation commissions with an appeal process to DEP. Any work within the 100 foot buffer is not prohibited, but is regulated by Order of Conditions for projects that have been determined to pose an impact on wetland resources. The regulations allow, under certain conditions, for alteration of up to 5,000 square feet of wetland for any one project, but require wetlands to be replicated so that the replaced wetlands function in a manner similar to those lost. New construction of buildings within any wetlands is generally prohibited except under very unusual circumstances.

FLOOD PLAIN DISTRICT

As noted in the site description section, the majority of the subject is located in a flood plain district. Buildings in the flood plain must comply with State building codes. All new construction must have the lowest floor (excluding parking garages) elevated to or above the flood level specified on the Flood Insurance Rating Map.

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                         SECTION V: HIGHEST AND BEST USE

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HIGHEST AND BEST USE

The highest and best use of real estate is the fundamental premise upon which the estimate of market value is based.

         Highest and best use is defined as:

         "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability."(3)

In evaluating the highest and best use of the subject property, the appraiser has considered the uses legally permitted under the current zoning, the surrounding neighborhood uses, recent trends in real estate development and use in the market area, and the market conditions under which this appraisal is made.

It is the function of this appraisal to consider only the subject property as vacant.

HIGHEST AND BEST USE AS THOUGH VACANT

In order to determine the highest and best use of the property as though vacant it is necessary to consider alternative uses that are legally permissible, physically possible, financially feasible, and maximally profitable. The study of the land as though vacant considers the density and type of sue that is optimum for the site.

PHYSICALLY POSSIBLE: The site is generally level and, as demonstrated by the current building improvement, would appear to be and is assumed to be suitable for development. However, new development would have to be in conformance with flood plain requirements, which might entail flood mitigation, plan with a storm runoff area. The northwestern corner of the subject just across the "county ditch" is essentially non-buildable due to its flood prone nature. This area reportedly is legally restricted by an agreement with the Revere Conservation Commission so that it is to remain as an overflow area for the "county ditch". The remainder of the site is considered suitable for development of approximately 26.760 acres. However, soil conditions would most likely require either pilings or excavation work called surcharging as is the case with the nearby developments such as the Wonderland Marketplace.

LEGALLY PERMISSIBLE: The primary site (26.760 + or - acres), as discussed in the ZONING section, is designated Planned Development District 2. A discussion of the underlying zoning was detailed in a previous section of this report and will not be repeated here. A broad variety of uses are allowed in this zone, such as office, retail uses, and hotel by special permit. In addition, the City of Revere, through its community-planning agency, has expressed support for development in

---------------------------
(3) Appraisal Institute, The Dictionary of Real Estate Appraisal, Third Edition, (Chicago: Appraisal Institute, 1993), p. 171.

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                                                                              50

vacant areas around the subject.

FINANCIALLY FEASIBLE AND MAXIMALLY PROFITABLE: Tests of financial feasibility require that the use produce an income equal to or greater than the amount needed to satisfy operating expenses, financial obligations, and capital amortization. To evaluate financial feasibility, I have considered development costs of potential income and varying rates of return for a number of uses that are legally permissible and physically possible on the site.

The subject's current use as greyhound racetrack has not been considered, as this special use is a declining industry that is not being developed.

Financially feasible uses under consideration include retail, office, and hotel. The first use of retail would seem the most obvious, given that directly across the street a large parcel, formerly part of the subject, was sold off for development of a community shopping center, anchored by a grocery chain. This development has been successful, as demonstrated by its current full occupancy and good market rents. As discussed in the RETAIL MARKET OVERVIEW the subject is relatively well located with a good traffic count, nearby subway stop, and a recognized landmark area-Wonderland. In the subject's location and market, typically retail rents can provide a higher effective rent and a better return than that of office. Thus, a primary use of the subject site as retail is considered to be financially feasible. The large size of the subject site, however, would require either a very large community to regional shopping center and/or big box retailers. However, as discussed in the RETAIL MARKET OVERVIEW, the general market area has been somewhat saturated with big box retailers and there has been a slow down in development of such uses, especially when one considers that on Route 1 in Saugus are several big box stores. Nevertheless, the retail project for nearby Suffolk Downs suggest the strength of the subject location.

An additional use configuration for the subject would be to have a medium size community center, continue with commuter parking lot use for the northern parking area as it provides a strong gross income, and also add hotel. The subject's location and proximity to Logan Airport would make a hotel use seem feasible, especially as evidenced by the two new hotels, which have been developed near the subject.

As discussed in the OFFICE MARKET OVERVIEW, back office space has been constructed in secondary and tertiary locations; however, the higher vacancy and declining rents make this use less feasible given current market conditions.

Based on the above, it is concluded the most profitable and highest and best use of the subject site as vacant would be for primary development of a community center size retail use/or big box, with continued commuter parking lot use, and an additional development of possibly a hotel.

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                                                                              51

                              SECTION VI: VALUATION

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                                                                              52

VALUATION

In the traditional concept of valuation, the appraiser has three methods available for consideration: the Cost Approach, the Direct Sales Comparison Approach and the income Approach.

The Eleventh Edition of THE APPRAISAL OF REAL ESTATE describes them as follows:

COST APPROACH

         "The cost approach is based on the understanding that market participants relate value to cost. In the cost approach the value of a property is derived by adding the estimated value of the land to the current cost of constructing a reproduction or replacement for the improvements and then subtracting the amount of depreciation (i.e., deterioration and obsolescence) in the structures from all causes. Entrepreneurial profit may be included in the value indication. This approach is particularly useful in valuing new or nearly new improvements and properties that are not frequently exchanged in the market. Cost approach techniques can also be employed to derive information needed in the sales comparison and income capitalization approaches to value."(4)

INCOME CAPITALIZATION APPROACH

         "In the income capitalization Approach, the present value of the future benefits of property ownership is measured. A property's income streams and resale value upon reversion may be capitalized into a current, lump-sum value."(5)

SALES COMPARISON APPROACH

         "The sales comparison approach is most useful when a number of similar properties have recently been sold or are currently for sale in the subject property's market. Using this approach, an appraiser produces a value indication by comparing the subject property with similar properties, called comparable sales. The sale prices of the properties that are judged to be most comparable tend to indicate a range in which the value indication for the subject property will fall."

         "The appraiser. estimates the degree of similarity or difference between the subject property and the comparable sales by considering various elements of comparison."(6)

         "All three approaches are applicable to many appraisal problems, but one or more of the approaches may have greater significance in a given assignment. For example, the cost

-----------------
(4) Appraisal Institute, The Appraisal of Real Estate, Eleventh Edition, (Chicago: Appraisal Institute 1996), p. 90.

(5) Ibid., p. 91.

(6) Ibid., p. 91.

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                                                                              53

         approach may be inappropriate in valuing properties with older improvements that suffer substantial depreciation which may be difficult to estimate. The sales comparison approach cannot be applied to very specialized properties such as garbage disposal plants because comparable data may not be available. The income capitalization approach is rarely used to value owner-occupied residential interests, although it may be applied with market support. Income capitalization can be particularly unreliable for commercial or industrial property where owner-occupants outbid investors."(7)

The function of this report is valuation of the subject site as vacant land. The most appropriate methodology is the Direct Sales Comparison Approach, which has been utilized. The Income Approach has not been used as generally sites of this large size are not leased.

-----------------
(7) Ibid., p. 90.

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                                                                              54

SALES COMPARISON APPROACH

As discussed in the HIGHEST AND BEST USE section, the highest and best use of the subject site is primarily for a retail type of use, and secondarily for a mixed use of possibly hotel. Numerous sales have been considered in researching comparables, however, the analysis has been narrowed down to the presentation of twelve commercial land sales. The sales considered are summarized on the following exhibit entitled, "COMPARABLE COMMERCIAL LAND SALES," and a plot plan for each sale can be found in the ADDENDA of this report, along with a detailed sales sheet.

As can be seen on the chart, the sales have been compared on the basis of price per acre the most common unit of comparison.

The sale prices of the comparable sales are adjusted downward for qualities, which are superior to the subject, and upward for qualities, which are inferior to the subject. These adjustments are extracted directly from the market through matched pair analysis, when possible. This type of data however is generally rare. In instances where there is lack of substantial data for such extracted adjustments, the appraiser has made adjustments based on market trends, market based costs, indirect evidence, and professional experience.

MARKET CONDITIONS: The sales span the time frame of March 1999 to a March 2003 sale. However, the commercial real estate market has remained level or declined in some sectors and locations such as suburban office. For the retail vacant land market for the inner suburbs and beyond, based on current agreements and sales, the market has remained relatively level during the time frame and no market conditions adjustment is used.

DEMOLITION: The subject would require demolition of the existing improvements in order to develop the land to a new retail use. An estimate for this cost by. a contractor can be found in the addenda of the report with a figure of $440,906. An adjustment is made to those sites that did not require demolition or other unusual site costs.

The twelve sales are briefly discussed below.

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                                                                              55

                        COMPARABLE COMMERCIAL LAND SALES
                        PARTIAL LIST OF SALES CONSIDERED

SALE                                    LAND AREA
 NO.            LOCATION                 (ACRES)   SALE DATE   ZONING     TOPOGRAPHY   SALE PRICE
 1     Rear Lee Burbank Highway &         27.91    3/31/2003   T.E.D.      Level -     $10,000,000
       Tomasello Road, Revere                                              wetlands
                                                                           boundary

 2     101 American Legion Hwy.,          2.866    4/27/1999    Ind.        Level      $ 1,900,000
       Revere

 3     Long Pond Rd., Plymouth            14.83    2/1/22001  Highway       Level      $ 7,200,000
                                                               Commer.

 4     Route 1, Saugus (Confidential)        10     6/1/2001  Highway    Level - some  $10,000,000
                                                     (Offer     Bus.        slope

 5     Route 3A & Field St., Quincy       6.314    8/19/1999     PUD        Level      $ 3,500,000

 6     1690 Revere Beach Pkwy.,             6.9    1/24/00 &     ID         Level      $ 5,725,000
       Everett & Chelsea                           5/16/2000

 7     153 Andover Street (Route 114),    24.44    2/10/2000  Route 114     Level      $ 9,949,000
       Danvers                                                Corridor

 8     465 Centre Street, Quincy             14     9/5/2000    Comm.       Level      $17,450,000

 9     Westgate Mall, Brockton            16.01     4/1/200    Commer.      Level      $11,000,000
                                                    Ground
                                                    Lease

10     74 & 100 Foley St., Somerville     16.57     9/8/1999     BPA        Level      $19,500,000

11     End of Griffin Way, Chelsea        14.61    3/24/2000    Ind.        Level      $ 5,584,000

12     222 Lee Burback Highway             5.34    1/28/2000    Ind.        Level      $ 3,188,000
       (Route 1A), Revere


SALE                                    SALE PRICE PER
 NO.            LOCATION                     ACRES               COMMENTS
 1     Rear Lee Burbank Highway &         $  358,295    Development of retail center.
       Tomasello Road, Revere                           No direct frontage on Route 1A
                                                        only access road.

 2     101 American Legion Hwy.,          $  662,945    Development of hotel now
       Revere                                           complete. Located near
                                                        subject.

 3     Long Pond Rd., Plymouth            $  485,502    Located off of Route 3 and
                                                        sold permitted to Home Depot.

 4     Route 1, Saugus (Confidential)     $1,000,000    Offer for development of
                                                        Retail Box on Route 1 in
                                                        Saugus

 5     Route 3A & Field St., Quincy       $  554,324    Sold to an auto dealership.

 6     1690 Revere Beach Pkwy.,           $  829,710    Part of an assemblage for
       Everett & Chelsea                                construction of 70,000 sq.
                                                        ft. Super Stop & Ship

 7     153 Andover Street (Route 114),    $  407,079    This is an assemblage of
       Danvers                                          which 24.44 acres are usable
                                                        and resulted in construction
                                                        of Lowes Store.

 8     465 Centre Street, Quincy          $1,246,429    Located adjacent to the
                                                        Quincy MBTA Station. Home
                                                        Depot to be erected.

 9     Westgate Mall, Brockton            $  687,071    Capitalized value of land
                                                        leased to Lowes. Lease is
                                                        for 20 years + 1 20 yr.
                                                        Options.

10     74 & 100 Foley St., Somerville     $1,176,826    This property is adjacent to
                                                        the Assembly Square Mall and
                                                        is a proposed development
                                                        site.

11     End of Griffin Way, Chelsea        $  382,204    Backed parcel w/no retail
                                                        potential developed with
                                                        office/maintenance buildings.

12     222 Lee Burback Highway            $  597,004    Development of hotel now
       (Route 1A), Revere                               complete

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                                                                              56

SALE #1 - REAR LEE BURBANK HIGHWAY (ROUTE 1A) & TOMASELLO ROAD, REVERE: This is a March 2003 sale of a 27.91-acre portion of Suffolk Downs. The sale was purchased for construction of a Stop & Shop, Target and other retail spaces. The site was under agreement for a little over a year and it appears that there may have been some option payments but the parties would not disclose those terms. The site does not have direct frontage on Route 1A and requires entrance by a long access road from Route 1A. According to the developer, they will have to pay the City of Revere $700,000 to upgrade Diner Road - the access way. This cost is used as an upward adjustment under condition of sale. According to the developer, the site has other site costs such as bringing in sewerage and pilings due to the soft soil conditions. The site is raw land as opposed to the essentially graded and leveled condition of the subject. An upward adjustment is required under the category of topography however, this adjustment is minimized by the demolition cost for the subject. The location is significantly inferior to the subject's direct frontage, closeness of an MBTA stop traffic count, name recognition, and overall better highway access. An upward adjustment is required for the category of location. After adjustments, this sale indicates a value of $517,556 per acre.

SALE #2 - 101 AMERICAN LEGION HIGHWAY, REVERE: This is an April 1, 999 sale of a nearby site which was purchased by a local hotel developer and of which has subsequently been developed with a Comfort Inn. The much smaller size of the sale requires a significant downward adjustment. The site required some demolition and infrastructure costs. After adjustments, this sale indicates a value of $497,209 per acre.

SALE #3 - LONG POND ROAD, PLYMOUTH: This is a February 2001 sale of a 14 83 parcel that was purchased by Home Depot. The site is located off of Route 3. The location in Plymouth is inferior to the subject's more urban and established neighborhood and an upward adjustment is required. A downward adjustment is required for the smaller land size of the sale. The site sold already permitted and vacant which requires a downward adjustment. After adjustments, this sale indicates a value of $485,502 per acre.

SALE #4 - ROUTE 1, SAUGUS: This is a confidential June 2001 offer by a big box retailer for a 10-acre site in Saugus. The offer was declined. However, the offer indicates current levels of demand for the best-located retail sites. Downward adjustments are required for the significantly better location of the offer on Route 1 along with the smaller land size of the sale. The site would have required demolition, thus no adjustment is made for this factor. The adjusted value is $500,000 per acre.

SALE #5 - ROUTE 3A, QUINCY: This is a June 1999 sale of a retail site located on a local highway - the Southern Artery. The site was purchased by an adjacent dealership, however, the site was sold with a deed restriction that no merchandise could be sold there that Stop and Shop (the seller) sold. An upward adjustment is made under the category of condition of sale due to the deed restriction. The smaller size of the sale requires a downward adjustment. A minor adjustment is required for lack of demolition costs. After adjustments, this sale indicates a value of $515,521 per acre.

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SALE #6 - 1690-1710 REVERE BEACH PARKWAY (ROUTE 16), EVERETT & CHELSEA: This is
a January and May 2000 sale that is part of an assemblage for development of a Super Stop and Stop. The sale is located on a major local thoroughfare Route 16. A downward adjustment is necessary for the smaller size of the sale in comparison with the subject. The location on Route 16 has greater traffic than the subject location and a downward adjustment is necessary. No adjustment for demolition is necessary as the sale required demolition of buildings. The adjusted value is $539,312 per acre.

SALE #7 - 141 ANDOVER STREET (ROUTE 114), DANVERS: This is a February 2000 sale of a large site in Danvers - a portion of which has subsequently been developed with a Lowes home improvement store. The site is located is on a main local highway and near to Route 128. A downward adjustment is also necessary for the fact that the sale included an older office building that will not be demolished. An upward adjustment is required for the high site costs, which were reported by the broker. No demolition adjustment is necessary as there were some costs associated with the parcel. After adjustments this sale indicates a value of $427,432 per acre. *

SALE #8 - 465 CENTRE STREET QUINCY/BRAINTREE. This is a September 2000 sale of site that has been redeveloped with a Home Depot and is very close to Route 3, 1-93 and Route 128. The excellent location requires a significant downward adjustment. A downward adjustment is required for the smaller size of the sale in comparison with the subject. The site required building demolition similar to the subject. The adjusted value is $498,571 per acre.

SALE #9 - WESTGATE MALL, BROCKTON: This is an April 2000 ground lease to a Lowes, which has been capitalized at a standard rate for an indicated value of $11,000,000. The location close to Route 24 and a major interchange is slightly superior to the subject requiring a downward adjustment. A downward adjustment is required for the smaller size of the sale in comparison with the subject. The site required building demolition/infrastructure improvements thus no adjustment is required. The adjusted value is $515,303 per acre.

SALE #10 - 74 & 100 FOLEY STREET, SOMERVILLE: This is a September 1999 sale of a site adjacent to the Assembly Square Mall on 1-93. The site to this day has not been developed to do zoning and local political in fighting. The site was purchase by the furniture store Ikea. The established location close to 1-93 is superior to the subject, which requires a downward adjustment. The smaller size of the sale also requires a downward adjustment. No adjustment is required for demolition given site and zoning costs associated with the parcel. After adjustments, this sale equates to a value of $470,730 per acre.

SALE #11 - GRIFFIN WAY, CHELSEA: This is a March 2000 sale of an industrial/commercial site that was purchased to develop a build-to-suit office building and maintenance warehouse for the MWRA. The location at the end of an industrial street is significantly inferior to the subject and an upward adjustment is required. The smaller size of the sale requires a downward adjustment. After adjustments, this sale indicates a value $477,775 per acre.

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SALE #12 - 222 LEE BURBANK HIGHWAY (ROUTE 1A), REVERE: This is a January 2000
sale of a portion of an oil refining facility that has subsequently been developed with a hotel. The location on Route 1A is similar to the subject. The parcel required extensive site work and demolition and no adjustment is required for this factor. A downward adjustment is required for the smaller size of the sale in comparison with the subject. The adjusted value is $447,250 per acre.

INCOME FROM PARKING LOT AS VALUE INDICATOR: The commuter parking lot occupies approximately 8 acres of land. The gross income with deductions for actual expenses such as payroll and licenses, along with estimated costs of allocated real estate taxes, maintenance, snow removal, insurance, and management, indicates a net income, when capitalized at a conservative rate of 11%, for a value range of $625,000 to $670,000 per acre. The range cannot be extrapolated to the entire subject as only a portion is and can be licensed for commuter parking and the subject is a much larger parcel. Typically, parking use can show a higher value than retail land sales for urban area such as metro-Boston where there is limited parking land. Nevertheless, this value indicator suggests an interim value for a portion of the best-located part of the subject across the street from the Blue Line Station. *

The adjusted range for the sales is $422,432 to $539,532 per acre with an average of $487,495. Based on these sales, taking into account the relatively good location of the subject, and the high value associated with the commuter parking lot land, a value towards the upper end of $511,000 per acre is chosen. This value is applied for the main site, as discussed in the Site Description section, the usable commercial area of the subject, and not the portion, which is designated by the Conservation Commission specifically for flood plain overflow use and also vacant residential wild lands.

         Therefore:
              26.76 + or - acres (usable) x$511,000 per acre $13,674,360

                             Rounded to: $13,700,000

RECONCILIATION AND FINAL VALUE ESTIMATE

The market value for the subject property is indicated as follows:

COST APPROACH.                      NOT USED
INCOME APPROACH                     NOT USED
SALES COMPARISON APPROACH           $13,700,000

As the function of this report is to estimate the value of the subject as if vacant land, the Sales Comparison Approach was considered the most appropriate methodology and was utilized. The quality of land sales is considered strong as the sales included large land sites, sales near the subject, and in nearby communities. Several were recent, well located, and developed for retail

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                                                                              59

use, similar to the highest and best use of the subject. In addition, the appraiser was able to research pertinent facts about the sales, and the adjustments used were logical and market orientated.

Therefore, having all of the foregoing in mind, and based on my knowledge and experience in dealing with similar real estate it is the opinion of the appraiser that the market value of the fee simple interest in the subject property as if vacant was, as of July 16, 2003:

                 THIRTEEN MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                  ($13,700,000)

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                                                                              60

                        SECTION VII: EXHIBITS AND ADDENDA

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                                                                              61

                                                                    Land Sale #1

LOCATION:                Rear Lee Burbank Highway (Route 1A) & Tomasello Road,
                         Revere

GRANTOR:                 Suffolk Downs

GRANTEE:                 New England Development

SALE DATE:               3/31/03

FRONTAGE:                Access easement from Lee Burbank Highway and main
                         frontage on Tomasello Road

LAND AREA:               27.91 acres

ZONING:                  Technology Enterprise District

PROPOSED BUILDING AREA:  245,000 + or - square foot community shopping center

UTILITIES:               All

CONDITION:               Normal

FINANCING:               All cash sale

INTEREST CONVEYED:       Fee Simple

CONFIRMED W/:            Suffolk Downs, City of Revere New England Development

SALE PRICE:              $10,000,000

UNIT PRICE:              $8.23 per sq. ft.; $40.82 per F.A.R.; $385,295 per
                         acre;

REMARKS: Property was under agreement until zoning and conservation commission approval reached. Has no direct frontage on Route 1A. Proposed tenants include Stop & Shop and Target. $700k cost to repair Diner Rd. - payment to city.

3-YEAR                   No Prior Sale

SALE HISTORY:

SELLER MOTIVE:           Divestment

BUYER MOTIVE:            Development

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                                                                              62

             SALE #1 PLOT PLAN ABOVE W/PROPOSED IMPROVEMENT DIAGRAM

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                                                                              63

                                                                    Land Sale #2

LOCATION:                101 American Legion Highway, Revere

GRANTOR:                 175 American Legion Revere Trust (Faye A. Florence, Tr.
                         - Syratech Corp.)

GRANTEE:                 Bell Circle Associated (LLC) Gary Saunders-Saunders
                         Hotel Group

SALE DATE:               4/27/99

FRONTAGE:                265' American Legion Highway

LAND AREA:               2.866 acres; 124,839 sq. ft.

ZONING:                  IP (Industrial Park)

PROPOSED BUILDING AREA:  124,847 sq. ft. (zoning max)

UTILITIES:               All

CONDITION:               Normal

FINANCING:               All cash sale

INTEREST CONVEYED:       Fee Simple

CONFIRMED W/:            Gary Saunders

SALE PRICE:              $1,900,000

UNIT PRICE:              $15.22 per sq. ft.; $15.22 per FAR ft.; $662,945 per
                         acre;

REMARKS:                 Located on local highway. Hotel is airport oriented.
                         Soil conditions did not allow construction of a basement.

3-YEAR                   No Prior Sale

SALE HISTORY:

SELLER MOTIVE:           Divestment

BUYER MOTIVE:            Development of hotel - 207 rooms

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                              SITE PLAN #2 DIAGRAM

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                                                                              65

                                                                    Land Sale #3

LOCATION:                Long Pond Road, Plymouth

GRANTOR:                 Bure LLC

GRANTEE:                 Home Depot U.S.A., Inc.

SALE DATE:               2/1/01

DEED REF.                Book 19330, Page 341

FRONTAGE:                Long Pond Road

LAND AREA:               14.83 acres

ZONING:                  Highway Commercial

PROPOSED BUILDING:       1 story retail box: 143,018 sq. ft.

UTILITIES:               All

CONDITION:               Normal

FINANCING:               Normal

INTEREST CONVEYED:       Fee Simple

CONFIRMED W/:            Registry

SALE PRICE:              $7,200,000

UNIT PRICE:              $485,502 per acre;

REMARKS: The property is located off of Route 3 in a commercial area. The site is a portion of a larger parcel assembled by the seller in late 1999. The seller then went through the permitting process and sold the approved site to Home Depot fully permitted.

3-YEAR                   N.A.

SALE HISTORY:

SELLER MOTIVE:           Divestment

BUYER MOTIVE:            Development of Home Depot

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                                                                    Land Sale #4

LOCATION:                Route 1, Saugus

GRANTOR:                 Confidential

GRANTEE:                 Offer

SALE DATE:               Offer 6/01

TITLE REFERENCE:         N.A.

FRONTAGE:                Route 1

LAND AREA:               10 + or - acres

ZONING:                  Highway Commercial

PROPOSED BUILDING:       Big Box

UTILITIES:               All

CONDITION:               Normal

FINANCING:               N.A.

INTEREST CONVEYED:       Fee Simple

CONFIRMED W/:            Broker

SALE PRICE:              $10,000,000 Offer

UNIT PRICE:              $1,000,000 per acre;

REMARKS: Offer for land w/some buildings to be demolished on established area of Route 1.

3-YEAR                   No Prior Sale in 3 years.

SALE HISTORY:

SELLER MOTIVE:           N.A.

BUYER MOTIVE:            Big Box Retailer

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                                                                    Land Sale #5

LOCATION:                Southern Artery (Route 3), Quincy, MA

GRANTOR:                 Twiss Realty Company, Inc. (Stop & Shop)

GRANTEE:                 Quirk Chevrolet

SALE DATE:               8/19/99

TITLE REFERENCE:         Book 13678, Page 0326

FRONTAGE:                Field Square & Southern Artery

LAND AREA:               6.314 acres (usable)

ZONING:                  PUD, Quincy

LAND USE:                Land-Retail

UTILITIES:               All

CONDITION:               Normal

FINANCING:               Cash

INTEREST CONVEYED:       Fee Simple

CONFIRMED W/:            Broker

SALE PRICE:              $3,500,000 Offer

UNIT PRICE:              $554,324 per acre

REMARKS: Sold with a 60-day agreement - no contingencies and a non-compete clause. Buyer had to obtain zoning changes and overcome a Chapter 91 issue and two old buildings were razed by the seller.

3-YEAR                   No Prior Sale in 3 years.

SALE HISTORY:

SELLER MOTIVE:           Divestment

BUYER MOTIVE:            Expansion of Auto business in the area

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                              SITE PLAN #5 DIAGRAM

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                                                                    Land Sale #6

LOCATION:                1690-1710 Revere Beach Parkway, Everett & Chelsea, MA

GRANTOR:                 Thibeault Realty

GRANTEE:                 Everett Realty (LLC) Philip Pastan

SALE DATE:               05/16/00

TITLE REFERENCE:         Various

FRONTAGE:                Revere Beach Parkway, Locust Beach, Fifth and Vale

LAND AREA:               6.9 acres

ZONING:                  ID

LAND USE:                Former Auto dealership & Industrial area

UTILITIES:               All

CONDITION:               Normal

FINANCING:               Conventional

INTEREST CONVEYED:       Fee Simple

CONFIRMED W/:            Building Department

SALE PRICE:              $5,725,000 Offer

UNIT PRICE:              $829,710 per acre;

REMARKS: Part of an assemblage for construction of 70,000 + or - Super Stop & Shop on well traveled local highway (Route 16)

3-YEAR                   No Prior Sale

SALE HISTORY:

SELLER MOTIVE:           Divestment

BUYER MOTIVE:            Development

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                              SITE PLAN #6 DIAGRAM

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                                                                              71

                                                                    Land Sale #7

LOCATION:                       Andover Street (Route 114), Danvers

GRANTOR:                        Danvers Executive Park - Francis D. Privitera,
                                Trustee

GRANTEE:                        GP Development (LLC)

SALE DATE:                      2/10/00

TITLE REFERENCE:                16192-0174, 16192-0166

FRONTAGE:                       Andover Street

LAND AREA:                      24.44 acres adjusted

ZONING:                         Route 114 Corridor

LAND USE:                       New 165,000 sq. ft. Lowes Retail

UTILITIES:                      All

CONDITION:

FINANCING:                      Cash

INTEREST CONVEYED:              Fee Simple

CONFIRMED W/:                   Don Corbett

SALE PRICE:                     $9,949,000 Broker

UNIT PRICE:                     $407,078 per acre

REMARKS:                        This is an assemblage of total land area of
                                29.937 acres, adjusted less 4 + or - acres as wetlands and 1.5 + or - acres for drainage purposes. The broker indicated there were high off-site and infrastructure costs. There was also an older 60,000 square foot office building.

3-YEAR                          No Prior Sale

SALE HISTORY:

SELLER MOTIVE:                  Divestment

BUYER MOTIVE:                   Development

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                              SITE PLAN #7 DIAGRAM

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                                                                              73

                                                                    Land Sale #8

LOCATION:                       465 Center Street, Quincy, MA

GRANTOR:                        Raytheon Company

GRANTEE:                        Home Depot, U.S.A., Inc.

SALE DATE:                      9/5/00

TITLE REFERENCE:                Book 14396, Page 43

FRONTAGE:                       Center Street

LAND AREA:                      14 acres

ZONING:                         Commercial

LAND USE:                       Land-Retail

UTILITIES:                      All

CONDITION:                      Normal

FINANCING:                      At market

INTEREST CONVEYED:              Fee Simple

CONFIRMED W/:                   N/A

SALE PRICE:                     $16,750,000

UNIT PRICE:                     $1,196,429 per acre; $70.97 per sq. ft. building
                                area (as is)

REMARKS: This is the sale of a large office, research and development facility located adjacent to the Quincy Adams MBTA station. Approximately 4 acres of this site is located in the neighboring town of Braintree. Reportedly, the land located in Braintree contains wetlands and is considered undevelopable. This office building, containing approximately 236,000 square feet, will be razed for the development of a Home Depot store. The site is located at the junction of the Burgin Parkway and Route 3 (Southeast Expressway).

3-YEAR                          No Prior Sale

SALE HISTORY:

SELLER MOTIVE:                  Divestment

BUYER MOTIVE:                   Development

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                                                                              74

                              SITE PLAN #8 DIAGRAM

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                                                                              75

                                     Land Sale - Abstracted from Ground Lease #9

LOCATION:                       Westgate Mall (Reynolds Highway), Brocton

GRANTOR:                        Campanelli

GRANTEE:                        Lowes Home Improvement

SALE DATE:                      Ground Lease 4/1/00

TITLE REFERENCE:                N.A.

FRONTAGE:                       In mall

LAND AREA:                      16.01 acres

ZONING:                         Commercial

UTILITIES:                      All

CONDITION:                      Normal

FINANCING:                      N.A.

INTEREST CONVEYED:              20 yr. Lease w/10 yr. options

CONFIRMED W/:                   Appraiser

SALE PRICE:                     $1,100,000/10.0% = $11,000,000

UNIT PRICE:                     $687,070 per acre (abstracted)

REMARKS:                        Rent is $1,100,000 1-10 yrs; $1,210,000 11-20
                                yrs; $1,331,000 21-30 yrs; $1,464,100 31-40
                                yrs. Lowes has the option to buy at the end of the 10th year.

3-YEAR                          N.A.

SALE HISTORY:

SELLER MOTIVE:                  N.A.

BUYER MOTIVE:                   N.A.

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                              SITE PLAN #9 DIAGRAM

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                                                                              77

                                                                   Land Sale #10

LOCATION:                       74 & 100 Foley Street, Somerville, MA

GRANTOR:                        SBH II Somerville LLC

GRANTEE:                        Ikea Property, Inc.

SALE DATE:                      9/8/99

TITLE REFERENCE:                Book 30637, Page 118

FRONTAGE:                       720 ft. Foley Street

LAND AREA:                      16.57 acres

ZONING:                         BPA Somerville

LAND USE:                       Land-Retail

UTILITIES:                      All

CONDITION:                      Normal

FINANCING:                      All cash

INTEREST CONVEYED:              Fee Simple

CONFIRMED W/:                   N/A

SALE PRICE:                     $19,500,000

UNIT PRICE:                     $1,176,826 per acre

REMARKS: This property is adjacent to the Assembly Square Mall near I-93. The property was improved with two buildings at the time of the sale that were razed by the seller. According to the Broker, a small portion of the site was subject to the River Protection Act limiting development of a two-level furniture showroom and sales facility to contain approximately 270,000 square feet. Currently, project is under litigation by neighborhood groups.

3-YEAR                          N/A

SALE HISTORY:

SELLER MOTIVE:                  Divestment

BUYER MOTIVE:                   Development

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                              SITE PLAN #10 DIAGRAM

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                                                                              79

                                                                   Land Sale #11

LOCATION:                       End of Griffin Way, Chelsea

GRANTOR:                        Garrish Limited Partnership

GRANTEE:                        Griffin Way LLC

SALE DATE:                      3/24/00

TITLE REFERENCE:                Book 24792, Page 129

FRONTAGE:                       343 Griffin

LAND AREA:                      14.61 acres

ZONING:                         Industrial

LAND USE:                       For Industrial Site

UTILITIES:                      All

CONDITION:                      Under agreement for 2 years

FINANCING:                      First Dime Savings Bank of New York

INTEREST CONVEYED:              Fee Simple

CONFIRMED W/:                   Buyer & city

SALE PRICE:                     $5,584,000

UNIT PRICE:                     $382,204 per acre

REMARKS: The Massachusetts Resource Water Authority has a long term lease for the property; This triangular shaped site was purchased for the construction of a two-story office building, a 1-story storage facility and for exterior storage or materials. Currently (01/24/01) a 2-story office building is nearing completion. The buyer is developing the property. The MWRA has signed a long-term lease with the new owner/developer, how land can be developed. Deed indemnifies seller regarding Chapter 21C and 21E.

3-YEAR                          No Prior Sale in 3 years.

SALE HISTORY:

SELLER MOTIVE:                  Development

BUYER MOTIVE:                   Divestment

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                              SITE PLAN #11 DIAGRAM

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                                                                              81

                                                                   Land Sale #12

LOCATION:                       222 Lee Burbank Hwy, (Route 1A) Revere, MA

GRANTOR:                        Global Revco Terminal (LLC)

GRANTEE:                        Airlinn LLC

SALE DATE:                      1/28/00

TITLE REFERENCE:                Book 24636, Page 01719

FRONTAGE:                       N/A

LAND AREA:                      232,610 + or - sq. ft., 5.34 + or - acres

ZONING:                         PDD, Boston

LAND USE:                       Industrial

UTILITIES:                      All

CONDITION:                      Normal

FINANCING:                      Normal

INTEREST CONVEYED:              Fee Simple

CONFIRMED W/:                   Buyer's Representative

SALE PRICE:                     $3,188,000

UNIT PRICE:                     $13.71 per sq. ft., $597,004 per acre

REMARKS:                        Purchased for development of hotel - Hampton
                                Inn.

3-YEAR                          N/A

SALE HISTORY:

SELLER MOTIVE:                  Divestment

BUYER MOTIVE:                   Development

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                              SITE PLAN #12 DIAGRAM

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                                                                              83

                            SUBJECT LEGAL DESCRIPTION

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                                                                              84

                                    EXHIBIT A

Sundry parcels of land with the buildings and improvements thereon situated on the westerly side of North Shore Road and on both sides of the State Highway, Route 1A, in Revere, Suffolk County, Massachusetts, as follows:

                         ____ Parcels of Registered Land

         (being the ____________ parcels described in Land Court Certificate of Title No. 96404, Registered in Book 478, Page 4), and the Area in which the Principal Facilities of the Owner including the Racetrack and Clubhouse are Located

Parcel 1 is bounded and described as follows:

NORTHWESTERLY       by the southwesterly line of Pembroke Street, 140 feet;

NORTHEASTERLY       by the southwesterly line of Duxbury Street, 251.22 feet;

SOUTHERLY           by the northerly line of the State Highway, shown as Lot A on the plan hereinafter mentioned 227.90 feet;

NORTHWESTERLY       by land now or formerly of Alice M. Coleman et al, 35.64
                    feet; and

SOUTHWESTERLY       by said Coleman et al land, 106 feet.

Said Parcel is shown as Lot B on a subdivision plan drawn by A. B. Appleton, Office Engineer, Commonwealth of Massachusetts, Dept. of Public Works, dated Feb. 7, 1934, as approved by the Court, filed in the Land Registration Office as plan No. 14217-B, a copy of a portion of which is filed with Certificate of Title No. 32789.

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Parcel 3 is bounded and described as follows:

NORTHWESTERLY       by the southeasterly line of Pembroke Street 83.84 feet;

NORTHEASTERLY       by land now or formerly of Alice M. Coleman et ux, 6932
                    feet; and

SOUTHERLY           by the northerly line of the State Highway, shown as Lot A on the plan above mentioned 108.79 feet;

Said Parcel is shown as Lot D on said plan numbered 14217-B.

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                                                                              86

Parcel 7 is bounded and described as follows:

SOUTHEASTERLY       by the northwesterly line of a State Highway 429.12 feet;

WESTERLY            317.76 feet;

SOUTHERLY           11 feet;

WESTERLY            106.99 feet;

SOUTHERLY           15 feet; and

WESTERLY            426.96 feet by land now or formerly of the Boston and Main
                    Railroad;

NORTHWESTERLY       by lands of sundry adjoining owners as shown on the plan
                    hereinafter mentioned, being the middle line of an old ditch;

NORTHEASTERLY       by lands of sundry adjoining owners as shown on said plan
                    548.38 feet;

SOUTHEASTERLY       by the northwesterly line of said North Shore Road 795.18
                    feet;

SOUTHWESTERLY       by the northwesterly line of said State Highway 603.34 feet;

SOUTHWESTERLY       251.22 feet;

SOUTHEASTERLY       140 feet;

NORTHEASTERLY       106 feet; and

SOUTHEASTERLY       35.64 feet by land not or formerly of Coleman Bros.
                    Incorporated;

SOUTHEASTERLY       by the northwesterly line of said State Highway 57.55 feet;

SOUTHWESTERLY       69.32 feet; and

SOUTHEASTERLY       83.84 feet by land now or formerly of Coleman Bros.,
                    Incorporated.

Said Parcel is shown as Lot 1 on said Plan

All of said boundaries are determined by the Court to be located as shown upon plans

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                                                                              87

numbered 21339-A, which were filed with the original Certificate of Title No. 55730 issued on the decree, the same being compiled from a plan drawn by Whitman & Howard, Civil Engineers, dated July 1948, and additional data on file in the Land Registration Office, all as modified and approved by the Court.

               Twenty-eight Parcels of Registered Land (being the
                remaining twenty-eight parcels described in said
                         Certificate of Title No. 96404)
                consisting of unimproved land Lying Northwesterly
                   of a meandering water course referred to as
                      "...Old Ditch Now Filled in" on said
                Land Court Plan No. 21339-A which Ditch forms the
             Northwesterly Boundary of Lot 1 on said last-named Plan

Parcel 8:

Being Lots 41 and 42 together on a plan drawn by Whitman and Howard, Civil Engineers dated May 1910, as approved by the Court, filed in the Land Registration Office as plan numbered 2699-A, a copy of a portion of which is filed with Certificate of Title No. 5318.

Parcel 9:

Being Lot 43 on said plan numbered 2699-A.

Parcel 10:

Being Lot 40 on said plan numbered 2699-A.

Parcel 11:

Being Lots 44 and 45 on said plan numbered 2699-A.

Parcel 12:

Being Lot 61 on a subdivision plan numbered 2699-C drawn by C. B. Humphrey, Surveyor, dated March 13, 1919, filed with Certificate of Title No. 10504.

Parcel 13:

Being Lots 13 and 14 on said plan numbered 2699-A.

Parcel 14:

Being Lots 5, 6, 7, 10, 11 and 12 on Bank Street, Lots 38, 39, 52, 57 and 58 on Dunn Road, sometimes called Weston Street and Lots 27, 31 and 32 on Beach Terrace, all of which are shown on said plan numbered 2699-A, and also Lot 62 on said Dunn Road which is on said plan numbered 2699-C.

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                                                                              88

Parcel 15:

Being Lots 29 and 30 on said plan numbered 2699-A.

Parcel 16:

Being Lot 9 on said plan numbered 2699-A.

Parcel 17:

Being Lot 28 on said plan numbered 2699-A.

Parcel 18:

Being Lot 26-A on subdivision plan numbered 2699-B drawn by C. B. Humphrey, Surveyor dated November 25, 1914, filed with Certificate of Title No. 6667.

Parcel 19:

Being Lot 63 on said plan numbered 2699-C.

Parcel 20:

Being Lot 19 on said plan numbered 2699-A.

Parcel 21:

Being Lot 15 on said plan numbered 2699-A.

Parcel 22:

Being Lot 16 on said plan numbered 2699-A.

Parcel 23:

Being Lots 17 and 18 on said plan numbered 2699-A.

Parcel 24:

Being Lot 53 on said plan numbered 2699-A.

Parcel 25:

Being Lots 54, 55 and 56 on said plan numbered 2699-A.

Parcel 26:

Being Lot 8 on said plan numbered 2699-A.

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                                                                              89

Parcel 27:

Being Lots 20 and 21 on said plan numbered 2699-A.

Parcel 28:

Being Lot 25 on said plan numbered 2699-A.

Parcel 29:

Being Lot 26-B on said plan numbered 2699-B.

Parcel 30:

Being Lot 1 on said plan numbered 2699-A.

Parcel 31:

Being Lot 33 on said plan numbered 2699-A.

Parcel 32:

Being Lots 22, 23 and 24 on said plan numbered 2699-A.

Parcel 33:

Being Lot 37 on said plan numbered 2699-A.

Parcel 34:

Being Lots 35 and 36 on said plan numbered 2699-A.

Parcel 35:

Being Lot 34 on said plan numbered 2699-A.

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                                                                              90

                     Twenty-one Parcels of Unregistered Land
                (unimproved) lying Northwesterly of the aforesaid
                     "Old Ditch" and on either side of said
                 Dunn Road and other streets connected therewith

Parcel 39:

Being the premises on the southeasterly side of Bank Street consisting of Lot 52 containing 1,100 square feet of land, Lot 53 containing 1,100 square feet of land and Lot 54 containing 1,200 square feet of land on "Plan of Revere Beach Terrace, Revere, Mass." Dated May 1908, by Whitman & Howard, Civil Engineers recorded with Suffolk Deeds in Book 3355 End (the "Whitman & Howard Plan") and being the same premises, conveyed to Revere Racing Association, Inc. by Anthony DeVito which deed dated May 20, 1952, is recorded with said Deeds in Book 6850, Page 220.

Parcel 40:

Being the premises on the southeasterly side of Bank Street consisting of Lot 11 containing 2,600 square feet of land on the Whitman & Howard Plan dated May 1908, and being the premises conveyed to said Revere Racing Association, Inc. by Felix T. Jutras by deed dated April 30, 1953, recorded with said Deeds in Book 6864, Page 550.

Parcel 41:

Being the premises on the southeasterly side of Dunn Road consisting of Lot 56 containing 1,090 square feet of land on the Whitman & Howard Plan dated May, 1908, and being the same premises conveyed to Revere Racing Association, Inc. by Joseph J. Smith et al by deed dated November 27, 1953, recorded with said Deeds in Book 6919, Page 86.

Parcel 42:

Being the premises on the westerly side of said Dunn Road consisting of Lot 19 containing 6,650 square feet of land on a plan entitled "Revere Revised from Parrott & Williams Plan" dated 1873 by S.D. Kelley, Surveyor, recorded with said Deeds in Book 1239, Page 151 and revision thereof recorded with said Deeds in Book 1260, Page 136 (the "Kelley Plan"); and also consisting of a parcel containing 14,000 square feet of land more or less "on the westerly side of said Dunn Road adjoining property formerly of Willard Welch", and being together the same premises conveyed to Revere Racing Association, Inc. by Louis DeAngelis by deed dated April 5, 1954, recorded with said Deeds in Book 6948, Page 332.

Parcel 43:

Being the premises on the northwesterly side of said Dunn Road, sometimes called Weston Street, consisting of Lot 18 containing 5,000 square feet of land on said Kelley

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                                                                              91

Plan and being the same premises conveyed to Revere Racing Association, Inc. by Joseph H. Coppinger by deed dated February 9, 1956, recorded with said Deeds in Book 7130, Page 141.

Parcel 44:

Being the premises on the northwesterly side of said Dunn Road consisting of Lot 12 containing 5,000 square feet of land and Lot 13 containing 5,000 square feet of land on said Kelley Plan, and being the same premises conveyed to Revere Racing Association, Inc. by George Rizzo et ux by deed dated May 4, 1957, recorded with said Deeds in Book 7233, Page 437.

Parcel 45:

Being the premises on either side of said Dunn Road, consisting of various lots on the Kelley Plan, not all contiguous, as follows: Lot 2 containing 5,000 square feet of land; Lot 9 containing 5,000 square feet of land; Lot 10 containing 5,000 square feet of land; Lot 17 containing 5,000 square feet of land (described in two portions of 2,500 square feet each); Lot 34 containing 4,000 square feet of land; also consisting of various parcels in the Whitman & Howard Plan, not all contiguous, as follows: Lot 40 containing 2,500 square feet of land; Lot 41 containing 2,500 square feet of land; Lot 42 containing 2,245 square feet of land; Lot 64 containing 2,500 square feet of land; Lot 78 containing 1,500 square feet of land; also consisting of various lots on Shawmut Street on another plan entitled "Plan of Oceanview Park `Annex' Revere, Mass., owned by J. H. Kelley, et al, Trustees" dated November __, 1903, by Elmer G. Mann, Civil Engineer and Surveyor.

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                                                                              92

Recorded with said Deeds in Book 2974 end (the "Mann Plan") not all contiguous as follows: Lot 288 containing 1,685 square feet of land and a portion of Lot 285, which portion contains 482 square feet of land more or less and is bounded and described as follows:

NORTHERLY           by Shawmut Street, 3.70 feet, more or less;

EASTERLY            by Dunn Road 83.74 feet, more or less;

SOUTHERLY           by lot 60, 7.80 feet, more or less;

WESTERLY            by lot 286, 83.75 feet, more or less.

The foregoing lots comprise all of the premises conveyed to Revere Racing Association, Inc. from City of Revere dated February 18, 1958, recorded with said Deeds in Book 7294, Page 370.

Parcel 46:

Being the premises on the easterly side of said Dunn Road, sometimes called Weston Street, consisting of all of Lot 29 containing 4,500 square feet of land on the Kelley Plan except for a portion thereof being a strip of land 5 feet in width running from said Dunn Road along the southerly boundary of said Lot 29 which strip was conveyed to Philip Smith to William R. Myers by deed recorded with said Deeds in Book 6377, Page 25, and also consisting of Lot 30 containing 2,000 square feet of land and Lot 31 containing 2,000 square feet of land on the Whitman & Howard plan, and being the same premises conveyed to Revere Racing Association, Inc. by Philip Smith by deed dated October 3, 1960, recorded with said Deeds in Book 7511, Page 196.

Parcel 47:

Being the premises on the easterly side of said Dunn Road at the corner of Bank Street consisting of Lot 5 containing 3,000 square feet of land on the Whitman & Howard plan, and being the same premises conveyed to Revere Racing Association, Inc. by City of Revere by deed dated September 10, 1961, recorded with said Deeds in Book 7593, Page 353.

Parcel 48:

Being the premises on the easterly side of said Dunn Road consisting of Lot 32 containing 2,500 square feet and Lot 33 containing
____________________________on the Whitman & Howard Plan and being the same premises conveyed to Revere Racing Association, Inc. by Paul J. DuVerger by deed dated February 23, 1963, recorded with said Deeds in Book 7726, Page 42.

Parcel 49:

Being a strip of land 10 feet wide located on the southeasterly side of said Dunn Road

                               [RM BRADLEY LOGO]
and comprising the northeasterly portion of Lot 34 on the Kelley Plan bounded and described as follows:

NORTHWESTERLY       by Dunn Road, formerly called _eston Street, 10 feet;

NORTHEASTERLY       by Lot 35 on said Plan, 100 feet;

SOUTHEASTERLY       by Lot 33 on said Plan, 10 feet; and

SOUTHWESTERLY       by the remaining part of Lot 34 not hereby conveyed, 100
                    feet.

Be all of said measurements more or less or however otherwise bounded and described.

And being the same premises conveyed to Revere Racing Association, Inc. by Alexander McKean et ux by deed dated May 22, 1963, recorded with said Deeds in Book 7746, Page 506.

Parcel 50:

Being the premises on the easterly side of said Dunn Road consisting of two contiguous lots as follows:

1. The northerly part of Lot 34 on the Whitman & Howard Plan bounded and described as follows:

WESTERLY            by Dunn Road, 20 feet;

NORTHERLY           by land of owner or owners unknown being an unnamed Lot, 100 feet;

EASTERLY            by land of owner or owners unknown, 20 feet; and

SOUTHERLY           by the remaining part of said Lot 34 by a line parallel with and 5 feet northerly from the dividing line between said lots #34 and #35 on said plan, 100 feet. Containing 2000 square feet.

2. A portion of an unnumbered lot on the Whitman & Howard plan adjoining the northerly line of the aforesaid Lot 34 which portion contains 500 square feet of land, more or less, and is bounded and described as follows:

beginning at the

NORTHERLY           end of Lot #34 and running northerly by Dunn Road, 5 feet;
                    thence

WESTERLY            along land of Philip Smith, 100 feet; thence

                               [RM BRADLEY LOGO]

SOUTHERLY           by other land of Philip Smith, 5 feet; thence

EASTERLY            by Lot #34 on said plan, 100 feet t o point of beginning.

Being the same premises conveyed to Revere Racing Association, Inc. by Harry R. Goldberg by deed dated July 15, 1954, reported with said Deeds in Book 7865, Page 299.

Parcel 51:

Being the premises on the northwesterly side of said Dunn Road consisting of Lot 65 containing 2,500 square feet of land on the Whitman & Howard plan, and being the same premises conveyed to Revere Racing Association, Inc. by Elizabeth Hayes by deed dated November 29, 1965, recorded with said Deeds in Book 8003, Page 447.

Parcel 52:

Being the premises on the northeasterly side of Bank Street consisting of Lot 10 containing 5,300 square feet of land on the Whitman & Howard plan and being the second parcel conveyed, in a deed to Revere Racing Association, Inc. by George
E. Fenna by deed dated May 31, 1966 recorded with said Deeds in Book _053, Page 433.

Parcel 53:

Being the premises on the southwesterly side of said Shawmut Street consisting of Lot 272 containing 1,619 square feet of land and Lot 273 containing 1,623 square feet of land on the Mann Plan, and being the same premises conveyed to Revere Racing Association, Inc. by George E. Fenna by deed dated September 2, 1965, recorded with said Deeds in Book 8070, Page 12.

Parcel 54:

Being the premises on the northwesterly side of said Dunn Road consisting of Lot 11 containing 5,000 square feet of land on the Kelley Plan, and being the same premises conveyed to Revere Racing Association, Inc. by William L. Nixon, Administrator, by deed dated March 4, 1967, recorded with said Deeds in Book 8106, Page 253.

Parcel 55:

Being the premises on the southwesterly side of said Shawmut Street consisting of Lot 267 containing 1,600 square feet of land on the Mann Plan and being the same premises conveyed to Revere Racing Association, Inc. by City of Revere by deed dated March 31, 1967, recorded with said Deeds in Book 8112, Page 238.

Parcel 56:

Being the premises on the southerly side of Dow Street consisting of Lot 29 containing 2,000 square feet of land on the Whitman & Howard plan and being the same premises

                               [RM BRADLEY LOGO]
conveyed to Revere Racing Association, Inc. by City of Revere by deed dated March 31, 1967, recorded with said Deeds in Book ____, Page 34__.

Parcel 57:

Being the premises on the southwesterly side of said Shawmut Street consisting of Lot 269 containing 1,600 square feet of land on the Mann Plan, and being the same premises conveyed to Revere Racing Association, Inc. by James F. Mulligan et ux by deed dated October 11, 1968, recorded with said Deeds in Book 3313, Page 433.

Parcel 58:

Being the premises on the southwesterly side of said Shawmut Street consisting of Lot 280 containing 1,652 square feet of land and Lot 281 containing 1,656 square feet of land on the Mann Plan, and being the same premises conveyed to Revere Racing Association, Inc. by Peter V. Margi by deed dated July 7, 1967, recorded with said Deeds in Book 8313, Page 439.

Parcel 59:

Being the premises on the easterly side of said Dunn Road consisting of Lot 35 containing 2,500 square feet of land and part of Lot 34 containing 500 square feet of land more or less on the Whitman & Howard Plan and together bounded and described as follows:

WESTERLY            by Weston Street, 30 feet;

NORTHERLY           by land conveyed by Timothy W. Kelly on August 14, 1916 to
                    Charles A. McCarthy, Nora E. McCarthy, being the greater part of Lot 34 on said plan, 100 feet;

EASTERLY            by Lot 79 on said plan, 30 feet; and

SOUTHERLY           by Lot 36 on said plan, 100 feet.

Being the premises conveyed to Revere Racing Association, Inc. by Peter V. Margi et ux by deed dated June 11, 1972, recorded with said Deeds in Book 8450, Page 702.

The last described 21 parcels of unregistered land are hereby conveyed subject to and as the case may be with its benefit of any and all rights of way, easements and other rights record so far as new in force and applicable.

                               [RM BRADLEY LOGO]

GEOGRAPHY

LOCATION

Eastern Massachusetts, bordered by Winthrop, Boston, and Chelsea on the south; Everett and Malden on the west; Saugus and Lynn on the north; and the Atlantic Ocean on the east. Revere is 3 miles north of Boston.

TOTAL AREA: 10.03 sq. miles

LAND AREA: 5.92 sq. miles

POPULATION: 42,786

DENSITY: 7,227 per sq. mile

CLIMATE
(National Climatic Data Center)

(Boston WSO Station)
     Normal temperature in January............................  28.6 degrees F
     Normal temperature in July...............................  73.5 degrees F
     Normal annual precipitation..............................  41.5"

U.S.G.S. TOPOGRAPHICAL PLATES
     Boston North, Lynn

REGIONAL PLANNING AGENCY
     Metropolitan Area Planning Council

METROPOLITAN STATISTICAL AREA
(1993 Definition)
     Boston

TRANSPORTATION

TRANSPORTATION AND ACCESS

     Revere is situated in the Greater Boston Area, which has excellent rail, air and highway facilities. State Route 128 and Interstate Route 495 divide the region into inner and outer zones, which are connected by numerous "spokes" providing direct access to the airport, port, and intermodal facilities of Boston.

MAJOR HIGHWAYS

     Principal highways are U. S. Route 1 (the Northeast Expressway) and State Route 1A.

RAIL

     MBTA subway service is available on the Blue Line from 3 stations in Revere. Travel time to Government Center: 17 min. from Wonderland (1,223 parking spaces); 16 min. from Revere Beach (no parking), and 14 min. from Beachmont (402 spaces). Freight rail service is available from the Springfield Terminal Railway. Contact number: (508) 663-1073

BUS

     Revere is a member of the Massachusetts Bay Transportation Authority
     (MBTA). The MBTA provides service to Wellington Station via Everett Square and Haymarket Station in Boston. The MBTA also provides THE RIDE, a paratransit service for the elderly and disabled.

OTHER

     Revere is within an easy commute to Logan International Airport. Shuttle bus service to all terminals is available at Airport Station, which is easily accessible on the Blue Line from Wonderland Station in Revere.

DEMOGRAPHICS

TABLE DP-1. PROFILE OF GENERAL DEMOGRAPHIC CHARACTERISTICS: 2000
Geographic Area: Revere city, Massachusetts
[For information on confidentiality protection, nonsampling error, and definitions, see text]

---------------------------------------------------------------------
               Subject                          Number        Percent
---------------------------------------------------------------------
  Total population....................          47,283         100.0

SEX AND AGE
Male..................................          22,862          48.4
Female................................          24,421          51.6

Under 5 years.........................           2,741           5.8
5 to 9 years..........................           2,759           5.8
10 to 14 years........................           2,897           6.1
15 to 19 years........................           2,543           5.4
20 to 24 years........................           2,796           5.8
25 to 34 years........................           7,818          16.5
35 to 44 years........................           7,612          16.1
46 to 54 years........................           5,871          12.4
55 to 59 years........................           2,364           5.0
60 to 64 years........................           2.072           4.4
65 to 74 years........................           3,948           8.3
75 to 84 years........................           2,911           6.2
85 years and over.....................           1,011           2.1

Median age (years)....................            37.6           (X)

18 years and over.....................          37,363          79.0
   Male...............................          17,691          37.4
   Female.............................          19,672          41.6
21 years and over.....................          35,853          75.8
62 years and over.....................           9,109          19.3
66 years and over.....................           7,870          16.6
   Male...............................           3,156           6.7
   Female.............................           4,714          10.0

RACE
One race..............................          45,495          96.2
   White..............................          39,884          84.4
   Black or African American..........           1,364           2.9
   American Indian and Alaska Native..             124           0.3
   Asian..............................           2,146           4.5
    Asian Indian......................             251           0.5
    Chinese...........................             271           0.6
    Filipino..........................              36           0.1
    Japanese..........................              46           0.1
    Korean............................              72           0.2
    Vietnamese........................             397           0.8
    Other Asian(8)....................           1,073           2.3
   Native Hawaiian and Other Pacific
    Islander..........................              35           0.1
    Native Hawaiian...................               9             -
    Guamanian or Chamorro.............               8             -
    Samoan............................               7             -
    Other Pacific Islander(9).........              11             -
   Some other race....................           1,942           4.1
Two or more races.....................           1,788           3.8

Race alone or in combination with one
or more other races:(10)
White.................................          41,070          86.9
Black or African American.............           1,706           3.6
American Indian and Alaska Native.....             263           0.6
Asian.................................           2,674           5.7
Native Hawaiian and Other Pacific
Islander..............................             164           0.3
Some other race.......................           3,242           6.9

HISPANIC OR LATINO AND RACE
  Total population....................          47,283         100.0
Hispanic or Latino (of any race)                 4,465           9.4
  Mexican.............................             473           1.0
  Puerto Rican........................             802           1.7
  Cuban...............................              74           0.2
  Other Hispanic or Latino............           3,116           6.6
Not Hispanic or Latino................          42,818          90.6
  White alone.........................          37,530          79.4

RELATIONSHIP
  Total population....................          47,283         100.0
In households.........................          46,965          99.3
  Householder.........................          19,463          41.2
  Spouse..............................           8,137          17.2
  Child...............................          13,218          28.0
   Own child under 18 years...........           8,865          18.7
  Other relatives.....................           3,402           7.2
   Under 18 years.....................             893           1.9
  Nonrelatives........................           2,746           5.8
   Unmarried partner..................           1,040           2.2
In group quarters                                  318           0.7
  Institutionalized population........             255           0.5
  Noninstitutionalized population.....              63           0.1

HOUSEHOLD BY TYPE
  Total households....................          19,463         100.0
Family households (families)..........          11,865          61.0
   With own children under 18 years...           4,956          25.5
  Married-couple family...............           8,137          41.8
   With own children under 18 years...           3,260          16.7
  Female householder, no husband
   present............................           2,710          13.9
   With own children under 18 years...           1,357           7.0
Nonfamily households..................           7,598          39.0
  Householder living alone............           6,359          32.7
   Householder 65 years and over......           2,422          12.4

Households with individuals under 18
  years...............................           5,506          28.3
Households with individuals 65 years
  and over............................           5,766          29.6

Average household size................            2.41            (X)
Average family size...................            3.09            (X)

HOUSING OCCUPANCY
  Total housing units.................          20,181         100.0
Occupied housing units................          19,463          96.4
Vacant housing units..................             718           3.6
  For seasonal, recreational, or
  occasional use......................              79           0.4

Homeowner vacancy rate (percent)......             0.5            (X)
Rental vacancy rate (percent).........             2.3            (X)

HOUSING TENURE
  Occupied housing units..............          19,463         100.0
Owner-occupied housing units..........           9,722          50.0
Renter-occupied housing units.........           9,741          50.0

Average household size of owner-occupied
  units                                           2.64            (X)
Average household size of
  renter-occupied units...............            2.19            (X)
--------------------------------------------------------------------

------------

-    Represents zero or rounds to zero. (X) Not applicable.

(8)  Other Asian alone, or two or more Asian categories.

(9) Other Pacific Islander alone, or two or more Native Hawaiian and Other Pacific Islander categories.

(10) In combination with one or more of the other races listed. The six numbers may add to more than the total population and the six percentages may add to more than 100 percent because individuals may report more than one race.

     Source: U.S. Census Bureau, Census 2000.

                          REVERE MONOGRAPH INFORMATION

                               [RM BRADLEY LOGO]

GEOGRAPHY

LOCATION

Eastern Massachusetts, bordered by Winthrop, Boston, and Chelsea on the south; Everett and Malden on the west; Saugus and Lynn on the north; and the Atlantic Ocean on the east. Revere is 3 miles north of Boston.

TOTAL AREA: 10.03 sq. miles

LAND AREA: 5.92 sq. miles

POPULATION: 42,786

DENSITY: 7,227 per sq. mile

CLIMATE
(National Climatic Data Center)

(Boston WSO Station)
     Normal temperature in January............................  28.6 degrees F
     Normal temperature in July...............................  73.5 degrees F
     Normal annual precipitation..............................  41.5"

U.S.G.S. TOPOGRAPHICAL PLATES
     Boston North, Lynn

REGIONAL PLANNING AGENCY
     Metropolitan Area Planning Council

METROPOLITAN STATISTICAL AREA
(1993 Definition)
     Boston

Department of Housing and Community Development
Mitt Romney, Governor, Jane Wallis Gumble, Director

TRANSPORTATION

TRANSPORTATION AND ACCESS

     Revere is situated in the Greater Boston Area, which has excellent rail, air and highway facilities. State Route 128 and Interstate Route 495 divide the region into inner and outer zones, which are connected by numerous "spokes" providing direct access to the airport, port, and intermodal facilities of Boston.

MAJOR HIGHWAYS

     Principal highways are U. S. Route 1 (the Northeast Expressway) and State Route 1A.

RAIL

     MBTA subway service is available on the Blue Line from 3 stations in Revere. Travel time to Government Center: 17 min. from Wonderland (1,223 parking spaces); 16 min. from Revere Beach (no parking), and 14 min. from Beachmont (402 spaces). Freight rail service is available from the Springfield Terminal Railway. Contact number: (508) 663-1073

BUS

     Revere is a member of the Massachusetts Bay Transportation Authority
     (MBTA). The MBTA provides service to Wellington Station via Everett Square and Haymarket Station in Boston. The MBTA also provides THE RIDE, a paratransit service for the elderly and disabled.

OTHER

     Revere is within an easy commute to Logan International Airport. Shuttle bus service to all terminals is available at Airport Station, which is easily accessible on the Blue Line from Wonderland Station in Revere.

Department of Housing and Community Development
Mitt Romney, Governor, Jane Wallis Gumble, Director

DEMOGRAPHICS

TABLE DP-1. PROFILE OF GENERAL DEMOGRAPHIC CHARACTERISTICS: 2000
Geographic Area: Revere city, Massachusetts
[For information on confidentiality protection, nonsampling error, and definitions, see text]

---------------------------------------------------------------------
                Subject                         Number        Percent
---------------------------------------------------------------------
  Total population....................          47,283         100.0

SEX AND AGE
Male..................................          22,862          48.4
Female................................          24,421          51.6

Under 5 years.........................           2,741           5.8
5 to 9 years..........................           2,759           5.8
10 to 14 years........................           2,897           6.1
15 to 19 years........................           2,543           5.4
20 to 24 years........................           2,796           5.8
25 to 34 years........................           7,818          16.5
35 to 44 years........................           7,612          16.1
46 to 54 years........................           5,871          12.4
55 to 59 years........................           2,364           5.0
60 to 64 years........................           2.072           4.4
65 to 74 years........................           3,948           8.3
75 to 84 years........................           2,911           6.2
85 years and over.....................           1,011           2.1

Median age (years)....................            37.6           (X)

19 years and over.....................          37,363          79.0
   Male...............................          17,691          37.4
   Female.............................          19,672          41.6
21 years and over.....................          35,853          75.8
62 years and over.....................           9,109          19.3
66 years and over.....................           7,870          16.6
   Male...............................           3,156           6.7
   Female.............................           4,714          10.0

RACE
One race..............................          45,495          96.2
   White..............................          39,884          84.4
   Black or African American..........           1,364           2.9
   American Indian and Alaska Native..             124           0.3
   Asian..............................           2,146           4.5
    Asian Indian......................             251           0.5
    Chinese...........................             271           0.6
    Filipino..........................              36           0.1
    Japanese..........................              46           0.1
    Korean............................              72           0.2
    Vietnamese........................             397           0.8
    Other Asian(11)...................           1,073           2.3
   Native Hawaiian and Other Pacific
     Islander.........................              35           0.1
    Native Hawaiian...................               9             -
    Guamanian or Chamorro.............               8             -
    Samoan............................               7             -
    Other Pacific Islander(12)........              11             -
   Some other race....................           1,942           4.1
Two or more races.....................           1,788           3.8

Race alone or in combination with one
or more other races:(13)
White.................................          41,070          86.9
Black or African American.............           1,706           3.6
American Indian and Alaska Native.....             263           0.6
Asian.................................           2,674           5.7
Native Hawaiian and Other Pacific
  Islander............................             164           0.3
Some other race.......................           3,242           6.9

HISPANIC OR LATINO AND RACE
  Total population....................          47,283         100.0
Hispanic or Latino (of any race)                 4,465           9.4
  Mexican.............................             473           1.0
  Puerto Rican........................             802           1.7
  Cuban...............................              74           0.2
  Other Hispanic or Latino............           3,116           6.6
Not Hispanic or Latino................          42,818          90.6
  White alone.........................          37,530          79.4

RELATIONSHIP
  Total population....................          47,283         100.0
In households.........................          46,965          99.3
  Householder.........................          19,463          41.2
  Spouse..............................           8,137          17.2
  Child...............................          13,218          28.0
   Own child under 18 years...........           8,865          18.7
  Other relatives.....................           3,402           7.2
   Under 18 years.....................             893           1.9
  Nonrelatives........................           2,746           5.8
   Unmarried partner..................           1,040           2.2
In group quarters                                  318           0.7
  Institutionalized population........             255           0.5
  Noninstitutionalized population.....              63           0.1

HOUSEHOLD BY TYPE
  Total households....................          19,463         100.0
Family households (families)..........          11,865          61.0
   With own children under 18 years...           4,956          25.5
  Married-couple family...............           8,137          41.8
   With own children under 18 years...           3,260          16.7
  Female householder, no husband
   present............................           2,710          13.9
   With own children under 18 years...           1,357           7.0
Nonfamily households..................           7,598          39.0
  Householder living alone............           6,359          32.7
   Householder 65 years and over......           2,422          12.4

Households with individuals under 18
  years...............................           5,506          28.3
Households with individuals 65 years
  and over............................           5,766          29.6

Average household size................            2.41           (X)
Average family size...................            3.09           (X)

HOUSING OCCUPANCY
  Total housing units.................          20,181         100.0
Occupied housing units................          19,463          96.4
Vacant housing units..................             718           3.6
  For seasonal, recreational, or
   occasional use.....................              79           0.4

Homeowner vacancy rate (percent)......             0.5           (X)
Rental vacancy rate (percent).........             2.3           (X)

HOUSING TENURE
  Occupied housing units..............          19,463         100.0
Owner-occupied housing units..........           9,722          50.0
Renter-occupied housing units.........           9,741          50.0

Average household size of
  owner-occupied units                            2.64            (X)
Average household size of
  renter-occupied units...............            2.19            (X)
--------------------------------------------------------------------

------------------

-    Represents zero or rounds to zero. (X) Not applicable.

(11) Other Asian alone, or two or more Asian categories.

(12) Other Pacific Islander alone, or two or more Native Hawaiian and Other Pacific Islander categories.

(13) In combination with one or more of the other races listed. The six numbers may add to more than the total population and the six percentages may add to more than 100 percent because individuals may report more than one race.

     Source: U.S. Census Bureau, Census 2000.

Department of Housing and Community Development
Mitt Romney, Governor, Jane Wallis Gumble, Director

                             REAL ESTATE TAX SUMMARY

MBLU:                     9/ 154B/ 1//
LOCATION:                 190 VET FGN WARS PK
OWNER NAME:               WONDERLAND GREYHOUND
                          PARK INC
ACCOUNT NUMBER:           9/154B/1

PARCEL VALUE
VALUE

ITEM                                        ASSESSED VALUE
BUILDINGS                                      7,320,300
EXTRA BUILDING FEATURES                          306,500
OUTBUILDINGS                                     602,400
LAND                                           4,939,700
--------------------------------------------------------
TOTAL:                                        13,168,900

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

OWNER NAME                            BOOK/PAGE      SALE DATE       SALE PRICE
WONDERLAND GREYHOUND PARK INC            1/1         12/28/1983           0

LAND LINE VALUATION

SIZE               ZONE        ASSESSED VALUE
27.98 AC            HB            4,939,700

OUTBUILDINGS

CODE             DESCRIPTION                  UNITS
LNT              LEAN-TO                        660
SGN3             W/INT LIGHTS                  2304
PAV1             PAVING-ASPHALT              800000
SHP5             W/IMPROV GOOD                  945
KSKI             KIOSK-SERV STA                 132
FGR1             GARAGE-AVE                     320
LNT              LEAN-TO                         50
LNT              LEAN-TO                        420
LT3              W/TRIPLE LIGHT                   5
KSK1             KIOSK-SERV STA                  72
SHD1             SHED FRAME                      50

FCP              CARPORT                       1020
SGN1             SIGN-1 SD W/M                  108
SHD1             SHED FRAME                      50
LT10             W/DOUBLE LIGHT                  34
SGN3             W/INT LIGHTS                   108
LT1              LIGHTS-IN W/PL                   3
LT8              W/FOUR LIGHTS                    3
SHD1             SHED FRAME                     192
WDK1             WOOD DECK AVG                  280
KSK1             KIOSK-SERV STA                 132
SHD1             SHED FRAME                     960
SHD1             SHED FRAME                     192
SGN3             W/INT LIGHTS                   108
FN1              FENCE-4' CHAIN                 304
SHD1             SHED FRAME                     192
SGN3             W/INT LIGHTS                   108
FN5              FENCE-10' CHAIN                200
FN1              FENCE-4' CHAIN                 620
FN3              FENCE-6' CHAIN                3300
SHD2             W/LIGHTS ETC                   630
SHD2             W/LIGHTS ETC                  2068
SHD2             W/LIGHTS ETC                  1071
FN5              FENCE-10' CHAIN               1700

CONSTRUCTION DETAIL                                                BUILDING VALUATION
BUILDING #1

STYLE: Commercial                MODEL: Commercial                 YEAR BUILT: 1965

STORIES: 3 Stories               EXT WALL: Brick/Masonry           BUILDING VALUE: 2,888,000

ROOF STRUCT: Flat                ROOF COVER: Tar & Gravel

INT WALL: Minim/Masonry          INT WALL: Drywall/Sheet

INT FLOOR: Vinyl/Asphalt         HEAT FUEL: Oil

HEAT TYPE: Hot Water             AC TYPE: Central

BEDROOMS: Zero Bedrooms          BATHROOMS: Zero Bathrms

TOT ROOMS:

EXTRA FEATURES

CODE              DESCRIPTION                UNITS
SPR2              WET/CONCEALED              40750
SPR2              WET/CONCEALED              26448
SPR1              SPRINKLERS-WET             12330
SPR2              WET/CONCEALED              27623
SPR2              WET/CONCEALED              12962
ELV1              PASS ELEVATOR                  4
FPL2              1.5 STORY CHIM                 1
SPR2              WET/CONCEALED              17621
CLR1              COOLER                        98
CLR1              COOLER                       228
ELV1              PASS ELEVATOR                  4
CLR2              FREEZER TEMPS                 64
CLR1              COOLER                        49
SPR3              DRY                         2906
CLR1              COOLER                      1677
SPR1              SPRINKLERS-WET              5986
SPR2              WET/CONCEALED                560
ELV1              PASS ELEVATOR                  2

BUILDING SKETCH

BAS [52320]
BAS [9280]
BAS [9584]
AOF [44240]
BAS [17436]
AOF [4470]
BAS [4370]
BAS [800]
FEP [360]

SUBREA SUMMARY

CODE          DESCRIPTION                           GROSS AREA
AOF           Office, (Average)                        48710
BAS           First Floor                              93790
FEP           Porch, Enclosed, Finished                  360

CONSTRUCTION DETAIL                                                             BUILDING VALUATION
BUILDING #2

STYLE: Commercial                        MODEL: Industrial                      YEAR BUILT: 1935

STORIES: 2 Stories                       EXT WALL: Brick/Masonry                BUILDING VALUE: 646,200

ROOF STRUCT: Flat                        ROOF COVER: Tar & Gravel

INT WALL: Drywall/Sheet                  INT WALL: Minim/Masonry

INT FLOOR: Vinyl/Asphalt                 HEAT FUEL: Gas

HEAT TYPE: Forced Air-Duc                AC TYPE: Central

BEDROOMS: Zero Bedrooms                  BATHROOMS: Zero Bthrms

TOT ROOMS:

BUILDING SKETCH

[GRAPHIC]

SUBREA SUMMARY

CODE          DESCRIPTION                           GROSS AREA
BAS           First Floor                              18598
CAN           Canopy                                    4056
FOP           Porch, Open, Finished                     4238
FUS           Upper Story, Finished                    18598

CONSTRUCTION DETAIL                                                 BUILDING VALUATION
BUILDING #3

STYLE: Office Bldg                MODEL: Commercial                 YEAR BUILT: 1935

STORIES: 2 Stories                EXT WALL: Brick/Masonry           BUILDING VALUE: 304,000

ROOF STRUCT: Flat                 ROOF COVER: Tar & Gravel

INT WALL: Minim/Masonry           INT WALL: Vinyl/Asphalt

HEAT FUEL: Gas                    HEAT TYPE: Forced Air-Duc

AC TYPE: Central                  BEDROOMS: Zero Bedrooms

BATHROOMS: Zero Bathrms           TOT ROOMS:

BUILDING SKETCH

[GRAPHIC]

SUBREA SUMMARY

CODE          DESCRIPTION                    GROSS AREA
BAS           First Floor                       8547
FOP           Porch, Open, Finished              306
FST           Utility, Finished                  527
FUS           Upper Story, Finished             8547

CONSTRUCTION DETAIL                                                 BUILDING VALUATION
BUILDING #4

STYLE: Office Building            MODEL: Commercial                 YEAR BUILT: 1935

STORIES: 2 Stories                EXT WALL: Brick/Masonry           BUILDING VALUE: 563,600

ROOF STRUCT: Flat                 ROOF COVER: Tar & Gravel

INT WALL: Drywall/Sheet           INT WALL: Minim/Masonry

INT FLOOR: Vinyl/Asphalt          HEAT FUEL: Gas

HEAT TYPE: Forced Air-Duc         AC TYPE: Central

BEDROOMS: Zero Bedrooms           BATHROOMS: Zero Bathrms

TOT ROOMS:

BUILDING SKETCH

[GRAPHIC]

SUBREA SUMMARY

CODE          DESCRIPTION                  GROSS AREA
BAS           First Floor                     13224
FUS           Upper Story, Finished           13224

CONSTRUCTION DETAIL                                             BUILDING VALUATION
BUILDING #5

STYLE: Garage/Office            MODEL: Industrial               YEAR BUILT: 1955

STORIES: 1 Story                EXT WALL: Brick/Masonry         BUILDING VALUE: 98,600

ROOF STRUCT: Flat               ROOF COVER: Tar & Gravel

INT WALL: Drywall/Sheet         INT WALL: Concr Abv Grad

HEAT FUEL: Gas                  HEAT TYPE: Hot Air-no Duc

AC TYPE: None                   BEDROOMS: Zero Bedrooms

BATHROOMS: Zero Bathrms         TOT ROOMS:

BUILDING SKETCH

[GRAPHIC]

SUBREA SUMMARY

CODE          DESCRIPTION               GROSS AREA
FGR           Garage, Finished             12330

CONSTRUCTION DETAIL                                             BUILDING VALUATION
BUILDING #6

STYLE: Commercial                MODEL: Industrial              YEAR BUILT: 1935

STORIES: 1 Story                 EXT WALL: Brick/Masonry        BUILDING VALUE: 225,100

ROOF STRUCT: Flat                ROOF COVER: Tar & Gravel

INT WALL: Minim/Masonry          INT WALL: Vinyl/Asphalt

HEAT FUEL: Gas                   HEAT TYPE: Forced Air-Duc

AC TYPE: Central                 BEDROOMS: Zero Bedrooms

BATHROOMS: Zero Bathrooms        TOT ROOMS:

BUILDING SKETCH

[GRAPHIC]

SUBREA SUMMARY

CODE          DESCRIPTION            GROSS AREA
BAS           First Floor               13110
CAN           Canopy                     3162

CONSTRUCTION DETAIL                                                           BUILDING VALUATION
BUILDING #7

STYLE: Restaurant                       MODEL: Commercial                     YEAR BUILT: 1955

STORIES: 3 Stories                      EXT WALL: Brick/Masonry               BUILDING VALUE: 1,750,200

ROOF STRUCT: Flat                       ROOF COVER: Tar & Gravel

INT WALL: Minim/Masonry                 INT WALL: Drywall/Sheet

INT FLOOR: Vinyl/Asphalt                HEAT FUEL: Gas

HEAT TYPE: Forced Air-Duc               AC TYPE: Central

BEDROOMS: Zero Bedrooms                 BATHROOMS: Zero Bathrooms

TOT ROOMS:

BUILDING SKETCH

[GRAPHIC]

SUBREA SUMMARY

CODE          DESCRIPTION                 GROSS AREA
BAS           First Floor                    28288
CAN           Canopy                          1908
FST           Utility, Finished               5986
FUS           Upper Story, Finished          32150

CONSTRUCTION DETAIL                                                           BUILDING VALUATION
BUILDING #8

STYLE: Industrial                       MODEL: Industrial                     YEAR BUILT: 1935

STORIES: 3 Stories                      EXT WALL: Clapboard                   BUILDING VALUE: 41,600

ROOF STRUCT: Brick Veneer               ROOF COVER: Gable/Hip

INT WALL: Asphalt                       INT WALL: Minim/Masonry

INT FLOOR: Pine/Soft Wood               HEAT FUEL: Oil

HEAT TYPE: Hot Water                    AC TYPE: None

BEDROOMS: Zero Bedrooms                 BATHROOMS: Zero Bathrms

TOT ROOMS:

BUILDING SKETCH

[GRAPHIC]

SUBREA SUMMARY

CODE          DESCRIPTION                 GROSS AREA
BAS           First Floor                    1408
FUS           Upper Story, Finished          1408

CONSTRUCTION DETAIL                                              BUILDING VALUATION
BUILDING #9

STYLE: Industrial                MODEL: Industrial               YEAR BUILT: 1980

STORIES: 1 Story                 EXT WALL: Concr/Cinder          BUILDING VALUE: 29,400

ROOF STRUCT: Flat                ROOF COVER: Tar & Gravel

INT WALL: Minim/Masonry          INT WALL: Concr Abv Grad

HEAT FUEL: Oil                   HEAT TYPE: Hot Water

AC TYPE: None                    BEDROOMS: Zero Bedrooms

BATHROOMS: Zero Bathrms          TOT ROOMS:

BUILDING SKETCH

[GRAPHIC]

SUBREA SUMMARY

CODE          DESCRIPTION       GROSS AREA
BAS           First Floor          1378

CONSTRUCTION DETAIL                                           BUILDING VALUATION
BUILDING #10

STYLE: Cape Cod                 MODEL: Residential            YEAR BUILT: 1940

STORIES: 2 Stories              EXT WALL: Clapboard           BUILDING VALUE: 22,300

EXT WALL: Brick Veneer          ROOF STRUCT: Gable/Hip

ROOF COVER: Asphalt             INT WALL: Cust Wd Panel

INT FLOOR: Hardwood             HEAT FUEL: Gas

HEAT TYPE: Steam                AC TYPE: None

BEDROOMS: 2 Bedrooms            BATHROOMS: 1 1/2 Bathrms

TOT ROOMS:

BUILDING SKETCH

[GRAPHIC]

SUBREA SUMMARY

CODE          DESCRIPTION                       GROSS AREA
BAS           First Floor                           864
FEP           Porch, Enclosed, Finished             117
FHS           Half Story, Finished                  864
UBM           Basement, Unfinished                  864

CONSTRUCTION DETAIL                                             BUILDING VALUATION
BUILDING #11

STYLE: Office Bldg              MODEL: Commercial               YEAR BUILT: 1955

STORIES: 3 Stories              EXT WALL: Brick/Masonry         BUILDING VALUE: 200,600

ROOF STRUCT: Flat               ROOF COVER: Tar & Gravel

INT WALL: Drywall/Sheet         INT WALL: Carpet

HEAT FUEL: Gas                  HEAT TYPE: Hot Water

AC TYPE: Central                BEDROOMS: Zero Bedrooms

BATHROOMS: Zero Bathrms         TOT ROOMS:

BUILDING SKETCH

[GRAPHIC]

SUBREA SUMMARY

CODE      DESCRIPTION                      GROSS AREA
BAS       First Floor                         3404
FEP       Porch, Enclosed, Finished             76
FUS       Upper Story, Finished               3404

CONSTRUCTION DETAIL                                               BUILDING VALUATION
BUILDING #12
STYLE: Commercial                 MODEL: Industrial               YEAR BUILT: 1955

STORIES: 1 Story                  EXT WALL: Brick/Masonry         BUILDING VALUE: 550,700

ROOF STRUCT: Flat                 ROOF COVER: Tar & Gravel

INT WALL: Minim/Masonry           INT WALL: Vinyl/Asphalt

HEAT FUEL: Gas                    HEAT TYPE: Forced Air-Duc

AC TYPE: Central                  BEDROOMS: Zero Bedrooms

BATHROOMS: Zero Bathrms           TOT ROOMS:

BUILDING SKETCH

[GRAPHIC]

SUBREA SUMMARY

CODE          DESCRIPTION               GROSS AREA
BAS           First Floor                  28219

MBLU:                     9/ 174A/ 1/A/
LOCATION:                 DUNN RD
OWNER NAME:               WONDERLAND GREYHOUND
                          PARK INC
ACCOUNT NUMBER:           9/174A/1A/

PARCEL VALUE
VALUE

ITEM                                ASSESSED VALUE
BUILDINGS                                    0
EXTRA BUILDING FEATURES                      0
OUTBUILDINGS                                 0
LAND                                    37,600
----------------------------------------------
TOTAL:                                  37,600

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

OWNER NAME                           BOOK/PAGE        SALE DATE         SALE PRICE
WONDERLAND GREYHOUND PARK INC           1/1           12/28/1983             0

LAND LINE VALUATION

SIZE             ZONE        ASSESSED VALUE
0.88 AC           RB             37,600

CONSTRUCTION DETAIL                                   BUILDING VALUATION
BUILDING #1

STYLE: Vacant Land             MODEL: Vacant          YEAR BUILT: 0

STORIES:                       EXT WALL:              BUILDING VALUE: 0

ROOF STRUCT:                   ROOF COVER:

INT WALL:                      INT WALL:

HEAT FUEL:                     HEAT TYPE:

AC TYPE:                       BEDROOMS:

BATHROOMS:                     TOT ROOMS:

BUILDING SKETCH

VACANT LAND, NO SKETCH

MBLU:                             9/ 174B/ 1/A/
LOCATION:                         BEACH TR
OWNER NAME:                       WONDERLAND GREYHOUND
                                  PARK INC
ACCOUNT NUMBER:                   9/174B/1A/

PARCEL VALUE
VALUE

         ITEM                                             ASSESSED VALUE
BUILDINGS                                                          0
EXTRA BUILDING FEATURES                                            0
OUTBUILDINGS                                                       0
LAND                                                          35,400
====================================================================
TOTAL:                                                        35,400

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

         OWNER NAME               BOOK/PAGE     SALE DATE      SALE PRICE
WONDERLAND GREYHOUND PARK INC        1/1        12/28/1983          0

LAND LINE VALUATION

 SIZE                             ZONE                    ASSESSED VALUE
0.74 AC                            RB                         35,400

CONSTRUCTION DETAIL                                       BUILDING VALUATION
BUILDING #1

STYLE: Vacant Land                MODEL:  Vacant          YEAR BUILT: 0

STORIES:                          EXT WALL:               BUILDING VALUE: 0

ROOF STRUCT:                      ROOF COVER:

INT WALL:                         INT WALL:

HEAT FUEL:                        HEAT TYPE:

AC TYPE:                          BEDROOMS:

BATHROOMS:                        TOT ROOMS:

BUILDING SKETCH

VACANT LAND, NO SKETCH

MBLU:                             9/ 174C/ 1/A/
LOCATION:                         DOW ST
OWNER NAME:                       WONDERLAND GREYHOUND
                                  PARK INC
ACCOUNT NUMBER:                   9/174C/1A/

PARCEL VALUE
VALUE

         ITEM                                             ASSESSED VALUE
BUILDINGS                                                          0
EXTRA BUILDING FEATURES                                            0
OUTBUILDINGS                                                       0
LAND                                                          44,100
====================================================================
TOTAL:                                                        44,100

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

         OWNER NAME               BOOK/PAGE     SALE DATE      SALE PRICE
WONDERLAND GREYHOUND PARK INC        1/1        12/28/1983          0

LAND LINE VALUATION

 SIZE                             ZONE                    ASSESSED VALUE
1.13 AC                            RB                         44,100

CONSTRUCTION DETAIL                                       BUILDING VALUATION
BUILDING #1

STYLE: Vacant Land                MODEL: Vacant           YEAR BUILT: 0

STORIES:                          EXT WALL:               BUILDING VALUE: 0

ROOF STRUCT:                      ROOF COVER:

INT WALL:                         INT WALL:

HEAT FUEL:                        HEAT TYPE:

AC TYPE:                          BEDROOMS:

BATHROOMS:                        TOT ROOMS:

BUILDING SKETCH

VACANT LAND, NO SKETCH

MBLU:                             9/ 174D/ 1/A/
LOCATION:                         BANKS ST
OWNER NAME:                       WONDERLAND GREYHOUND
                                  PARK INC
ACCOUNT NUMBER:                   9/174D/1A/

PARCEL VALUE
VALUE

         ITEM                                             ASSESSED VALUE
BUILDINGS                                                          0
EXTRA BUILDING FEATURES                                            0
OUTBUILDINGS                                                       0
LAND                                                          15,700
====================================================================
TOTAL:                                                        15,700

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

         OWNER NAME               BOOK/PAGE     SALE DATE      SALE PRICE
WONDERLAND GREYHOUND PARK INC        1/1        12/28/1983          0

LAND LINE VALUATION

 SIZE                             ZONE                    ASSESSED VALUE
0.42 AC                            RB                         15,700

CONSTRUCTION DETAIL                                       BUILDING VALUATION
BUILDING #1

STYLE: Vacant Land                MODEL: Vacant           YEAR BUILT: 0

STORIES:                          EXT WALL:               BUILDING VALUE: 0

ROOF STRUCT:                      ROOF COVER:

INT WALL:                         INT WALL:

HEAT FUEL:                        HEAT TYPE:

AC TYPE:                          BEDROOMS:

BATHROOMS:                        TOT ROOMS:

BUILDING SKETCH

VACANT LAND, NO SKETCH

MBLU:                             9/ 174D/ 8//
LOCATION:                         DUNN RD
OWNER NAME:                       WONDERLAND GREYHOUND
                                  PARK INC
ACCOUNT NUMBER:                   9/174D/8/

PARCEL VALUE
VALUE

         ITEM                                             ASSESSED VALUE
BUILDINGS                                                          0
EXTRA BUILDING FEATURES                                            0
OUTBUILDINGS                                                       0
LAND                                                           8,300
====================================================================
TOTAL:                                                         8,300

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

         OWNER NAME               BOOK/PAGE     SALE DATE      SALE PRICE
WONDERLAND GREYHOUND PARK INC        1/1        12/28/1983          0

LAND LINE VALUATION

 SIZE                             ZONE                    ASSESSED VALUE
0.06 AC                            RB                          8,300

CONSTRUCTION DETAIL                                       BUILDING VALUATION
BUILDING #1

STYLE: Vacant Land                MODEL: Vacant           YEAR BUILT: 0

STORIES:                          EXT WALL:               BUILDING VALUE: 0

ROOF STRUCT:                      ROOF COVER:

INT WALL:                         INT WALL:

HEAT FUEL:                        HEAT TYPE:

AC TYPE:                          BEDROOMS:

BATHROOMS:                        TOT ROOMS:

BUILDING SKETCH

VACANT LAND, NO SKETCH

MBLU:                             9/ 175/ 1/A/
LOCATION:                         DUNN RD
OWNER NAME:                       WONDERLAND GREYHOUND
                                  PARK INC
ACCOUNT NUMBER:                   9/175/1A/

PARCEL VALUE
VALUE

         ITEM                                             ASSESSED VALUE
BUILDINGS                                                          0
EXTRA BUILDING FEATURES                                            0
OUTBUILDINGS                                                       0
LAND                                                          68,100
====================================================================
TOTAL:                                                        68,100

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

         OWNER NAME               BOOK/PAGE     SALE DATE      SALE PRICE
WONDERLAND GREYHOUND PARK INC        1/1        12/28/1983          0

LAND LINE VALUATION

 SIZE                             ZONE                    ASSESSED VALUE
1.74 AC                            RB                         68,100

CONSTRUCTION DETAIL                                       BUILDING VALUATION
BUILDING #1

STYLE: Vacant Land                MODEL: Vacant           YEAR BUILT: 0

STORIES:                          EXT WALL:               BUILDING VALUE: 0

ROOF STRUCT:                      ROOF COVER:

INT WALL:                         INT WALL:

HEAT FUEL:                        HEAT TYPE:

AC TYPE:                          BEDROOMS:

BATHROOMS:                        TOT ROOMS:

BUILDING SKETCH

VACANT LAND, NO SKETCH

MBLU:                             9/ 175/ 1/A/
LOCATION:                         DUNN RD
OWNER NAME:                       WONDERLAND GREYHOUND
                                  PARK INC
ACCOUNT NUMBER:                   9/175/1A/

PARCEL VALUE
VALUE

         ITEM                                             ASSESSED VALUE
BUILDINGS                                                          0
EXTRA BUILDING FEATURES                                            0
OUTBUILDINGS                                                       0
LAND                                                          68,100
====================================================================
TOTAL:                                                        68,100

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

         OWNER NAME               BOOK/PAGE     SALE DATE      SALE PRICE
WONDERLAND GREYHOUND PARK INC        1/1        12/28/1983          0

LAND LINE VALUATION

 SIZE                             ZONE                    ASSESSED VALUE
1.74 AC                            RB                         68,100

CONSTRUCTION DETAIL                                       BUILDING VALUATION
BUILDING #1

STYLE: Vacant Land                MODEL: Vacant           YEAR BUILT: 0

STORIES:                          EXT WALL:               BUILDING VALUE: 0

ROOF STRUCT:                      ROOF COVER:

INT WALL:                         INT WALL:

HEAT FUEL:                        HEAT TYPE:

AC TYPE:                          BEDROOMS:

BATHROOMS:                        TOT ROOMS:

BUILDING SKETCH

VACANT LAND, NO SKETCH

MBLU:                             9/ 175/ 21/A/
LOCATION:                         DUNN RD
OWNER NAME:                       WONDERLAND GREYHOUND
                                  PARK INC
ACCOUNT NUMBER:                   9/175/21A/

PARCEL VALUE
VALUE

         ITEM                                             ASSESSED VALUE
BUILDINGS                                                          0
EXTRA BUILDING FEATURES                                            0
OUTBUILDINGS                                                       0
LAND                                                          16,000
====================================================================
TOTAL:                                                        16,000

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

         OWNER NAME               BOOK/PAGE     SALE DATE      SALE PRICE
WONDERLAND GREYHOUND PARK INC        1/1        12/28/1983          0

LAND LINE VALUATION

 SIZE                             ZONE                    ASSESSED VALUE
0.48 AC                            RB                         16,000

CONSTRUCTION DETAIL                                       BUILDING VALUATION
BUILDING #1

STYLE: Vacant Land                MODEL: Vacant           YEAR BUILT: 0

STORIES:                          EXT WALL:               BUILDING VALUE: 0

ROOF STRUCT:                      ROOF COVER:

INT WALL:                         INT WALL:

HEAT FUEL:                        HEAT TYPE:

AC TYPE:                          BEDROOMS:

BATHROOMS:                        TOT ROOMS:

BUILDING SKETCH

VACANT LAND, NO SKETCH

MBLU:                             9/ 179A/ 2//
LOCATION:                         SHAWMUT ST
OWNER NAME:                       WONDERLAND GREYHOUND
                                  PARK INC
ACCOUNT NUMBER:                   9/179A/2/

PARCEL VALUE
VALUE

         ITEM                                             ASSESSED VALUE
BUILDINGS                                                          0
EXTRA BUILDING FEATURES                                            0
OUTBUILDINGS                                                       0
LAND                                                           5,700
====================================================================
TOTAL:                                                         5,700

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

         OWNER NAME               BOOK/PAGE     SALE DATE      SALE PRICE
WONDERLAND GREYHOUND PARK INC        1/1        12/28/1983          0

LAND LINE VALUATION

 SIZE                             ZONE                    ASSESSED VALUE
0.04 AC                            RB                         5,700

CONSTRUCTION DETAIL                                       BUILDING VALUATION
BUILDING #1

STYLE: Vacant Land               MODEL: Vacant            YEAR BUILT: 0

STORIES:                         EXT WALL:                BUILDING VALUE: 0

ROOF STRUCT:                     ROOF COVER:

INT WALL:                        INT WALL:

HEAT FUEL:                       HEAT TYPE:

AC TYPE:                         BEDROOMS:

BATHROOMS:                       TOT ROOMS:

BUILDING SKETCH

VACANT LAND, NO SKETCH

MBLU:           9/ 179A/ 5//
LOCATION:       SHAWMUT ST
OWNER NAME:     WONDERLAND GREYHOUND
                PARK INC
ACCOUNT NUMBER: 9/179A/5/

PARCEL VALUE
VALUE

ITEM                                                      ASSESSED VALUE
BUILDINGS                                                         0
EXTRA BUILDING FEATURES                                           0
OUTBUILDINGS                                                      0
LAND                                                          2,600
===================================================================
TOTAL:                                                        2,600

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

OWNER NAME                             BOOK/PAGE          SALE DATE             SALE PRICE
WONDERLAND GREYHOUND PARK INC             1/1             12/28/1983                0

LAND LINE VALUATION

SIZE                             ZONE                     ASSESSED VALUE
0.01 AC                           RB                          2,600

CONSTRUCTION DETAIL                                       BUILDING VALUATION
BUILDING #1

STYLE: Vacant Land               MODEL: Vacant            YEAR BUILT: 0

STORIES:                         EXT WALL:                BUILDING VALUE: 0

ROOF STRUCT:                     ROOF COVER:

INT WALL:                        INT WALL:

HEAT FUEL:                       HEAT TYPE:

AC TYPE:                         BEDROOMS:

BATHROOMS:                       TOT ROOMS:

BUILDING SKETCH

VACANT LAND, NO SKETCH

MBLU:           9/ 179B/ 3/A/
LOCATION:       SHAWMUT ST
OWNER NAME:     WONDERLAND GREYHOUND
                PARK INC
ACCOUNT NUMBER: 9/179B/3A/

PARCEL VALUE
VALUE

ITEM                                                      ASSESSED VALUE
BUILDINGS                                                         0
EXTRA BUILDING FEATURES                                           0
OUTBUILDINGS                                                      0
LAND                                                          9,100
===================================================================
TOTAL:                                                        9,100

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

OWNER NAME                             BOOK/PAGE          SALE DATE             SALE PRICE
WONDERLAND GREYHOUND PARK INC             1/1             12/28/1983                 0

LAND LINE VALUATION

SIZE                             ZONE                     ASSESSED VALUE
0.08 AC                           RB                          9,100

CONSTRUCTION DETAIL                                       BUILDING VALUATION
BUILDING #1

STYLE: Vacant Land               MODEL: Vacant            YEAR BUILT: 0

STORIES:                         EXT WALL:                BUILDING VALUE: 0

ROOF STRUCT:                     ROOF COVER:

INT WALL:                        INT WALL:

HEAT FUEL:                       HEAT TYPE:

AC TYPE:                         BEDROOMS:

BATHROOMS:                       TOT ROOMS:

BUILDING SKETCH

VACANT LAND, NO SKETCH

MBLU:           9/ 179B/ 9//
LOCATION:       SHAWMUT ST
OWNER NAME:     WONDERLAND GREYHOUND
                PARK INC
ACCOUNT NUMBER: 9/179B/9/

PARCEL VALUE
VALUE

ITEM                                                      ASSESSED VALUE
BUILDINGS                                                         0
EXTRA BUILDING FEATURES                                           0
OUTBUILDINGS                                                      0
LAND                                                          9,000
===================================================================
TOTAL:                                                        9,000

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

OWNER NAME                             BOOK/PAGE          SALE DATE             SALE PRICE
WONDERLAND GREYHOUND PARK INC            1/1              12/28/1983                 0

LAND LINE VALUATION

SIZE                             ZONE                     ASSESSED VALUE
0.07 AC                           RB                          9,000

CONSTRUCTION DETAIL                                       BUILDING VALUATION
BUILDING #1

STYLE: Vacant Land               MODEL: Vacant            YEAR BUILT: 0

STORIES:                         EXT WALL:                BUILDING VALUE: 0

ROOF STRUCT:                     ROOF COVER:

INT WALL:                        INT WALL:

HEAT FUEL:                       HEAT TYPE:

AC TYPE:                         BEDROOMS:

BATHROOMS:                       TOT ROOMS:

BUILDING SKETCH

VACANT LAND, NO SKETCH

MBLU:           9/ 179B/ 12//
LOCATION:       SHAWMUT ST
OWNER NAME:     WONDERLAND GREYHOUND
                PARK INC
ACCOUNT NUMBER: 9/179B/12/

PARCEL VALUE
VALUE

ITEM                                                      ASSESSED VALUE
BUILDINGS                                                         0
EXTRA BUILDING FEATURES                                           0
OUTBUILDINGS                                                      0
LAND                                                          7,300
===================================================================
TOTAL:                                                        7,300

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

OWNER NAME                             BOOK/PAGE          SALE DATE             SALE PRICE
WONDERLAND GREYHOUND PARK INC             1/1             12/28/1983                 0

LAND LINE VALUATION

SIZE                             ZONE                              ASSESSED VALUE
0.03 AC                           RB                                   7,300

CONSTRUCTION DETAIL                                       BUILDING VALUATION
BUILDING #1

STYLE: Vacant Land               MODEL: Vacant            YEAR BUILT: 0

STORIES:                         EXT WALL:                BUILDING VALUE: 0

ROOF STRUCT:                     ROOF COVER:

INT WALL:                        INT WALL:

HEAT FUEL:                       HEAT TYPE:

AC TYPE:                         BEDROOMS:

BATHROOMS:                       TOT ROOMS:

BUILDING SKETCH

VACANT LAND, NO SKETCH

MBLU:           9/ 179B/ 14//
LOCATION:       SHAWMUT ST
OWNER NAME:     WONDERLAND GREYHOUND
                PARK INC
ACCOUNT NUMBER: 9/179B/14/

PARCEL VALUE
VALUE

ITEM                                                      ASSESSED VALUE
BUILDINGS                                                         0
EXTRA BUILDING FEATURES                                           0
OUTBUILDINGS                                                      0
LAND                                                          7,300
===================================================================
TOTAL:                                                        7,300

OWNER OF RECORD
WONDERLAND GREYHOUND PARK INC
WONDERLAND PARK
REVERE, MA 02151

OWNERSHIP HISTORY

OWNER NAME                             BOOK/PAGE          SALE DATE             SALE PRICE
WONDERLAND GREYHOUND PARK INC             1/1             12/28/1983                 0

LAND LINE VALUATION

SIZE                             ZONE                              ASSESSED VALUE
0.04 AC                           RB                                    7,300

CONSTRUCTION DETAIL                                       BUILDING VALUATION
BUILDING #1

STYLE: Vacant Land               MODEL: Vacant            YEAR BUILT: 0

STORIES:                         EXT WALL:                BUILDING VALUE: 0

ROOF STRUCT:                     ROOF COVER:

INT WALL:                        INT WALL:

HEAT FUEL:                       HEAT TYPE:

AC TYPE:                         BEDROOMS:

BATHROOMS:                       TOT ROOMS:

BUILDING SKETCH

VACANT LAND, NO SKETCH

                               DEMOLITION ESTIMATE

                         WONDERLAND GREYHOUND PARK, INC.
                                 190 VFW PARKWAY
                                   REVERE, MA

PREPARED BY
CITY MILLS ASSOCIATES
P.O. BOX 504
NORFOLK, MA 02056
617-908-6926
STEVE WIRTES P.E.
7/10/02

         The estimate for the demolition of Wonderland Park is based on the removal of the superstructure. The superstructure consists of steel framing with block and brick; the floors are wood and concrete. The roof is steel beams with wood decking.

         The costs developed are based on estimating the quantities for each type of demolition and assigning labor and equipment over a period of time, please refer to attached sheets. Hazardous waste is excluded in this estimate. In preparing the estimate general conditions and fees are added to the direct costs; this is appropriate due to the fact that the owners will negotiate a contract with a contractor. The general conditions account for miscellaneous project conditions such as fence, security, capping utilities, and other minor project incidentals. The costs for the substructure reflect leaving the caissons and grade beams in place.

Estimated Cost

         Superstructure                      $440,906.00

         In order to make a comparison, the undersigned requested a price from a prominent demolition contractor who is experienced in race track and sporting arena demolition. Their estimate amounted to $375,000.00, please refer to attachments. This estimate is within 7% of my initial direct cost of $400,824.00. The difference is attributable to certain volume contingencies which I included so as not to underestimate the costs which may allow for certain adjustments.

[Signature]

Steve Wirtes, P.E.

WONDERLAND GREYHOUND PARK DEMOLITION ESTIMATE

SUPERSTRUCTURE

-----------------------------------------------------------------------------------
EQUIPMENT OPERATED                       QUANTITY          RATE            TOTAL
-----------------------------------------------------------------------------------
MOBILIZATION                                 10 EA      $   500.00      $     5,000
CRANE                                     40.00 HR      $   150.00      $     8,000
BACKHOE                                  840.00 HR      $   140.00      $    80,800
BACKHOE WITH CLAW                        320.00 HR      $   225.00      $    72,000
SKID STEER LOADER                        840.00 HR      $    60.00      $    38,400

LABOR
FOREMAN                                  320.00 HR      $    45.00      $    14,400
LABORER                                  320.00 HR      $    40.00      $    12,800

DISPOSAL FEES
CONCRETE                                 306.00 CY      $     5.00      $     1,530
BLOCK & BRICK                           1587.00 CY      $     5.00      $     7,935
WOOD & MISC                             5851.00 CY      $    20.00      $   117,020

TRUCKING
CONCRETE - 2 HRS/TRIP, 20CY PER LOAD      30.60 HR      $    75.00      $     2,295
BRICK 2 HRS/TRIP, 20CY PER LOAD          158.70 HR      $    75.00      $    11,903
WOOD 3 HRS PER TRIP, 60CY PER LD         292.55 HR      $    75.00      $    21,941
                                                                        -----------
TOTAL DIRECT COST                                                       $   400,824

GENERAL CONDITIONS & FEES                    10%                        $    40,082

ESTIMATED SUPERSTRUCTURE DEMOLITION                                     $   440,906

[NASDI      COMPREHENSIVE DEMOLITION, ENVIRONMENTAL REMEDIATION &
Logo]       INVESTMENT RECOVERY SERVICES

7/09/02

Attn: Steve Wirtes

Northern Contracting Corp.
P. O. Box 96
776R Washington Street
Canton, MA 02021                                                    sent via fax

Re: Wonderland Dog Track Revere, MA
Subject: Demolition Proposal

Dear Steve:

North American Site Developers, Inc. (NASDI) proposes to furnish all labor, equipment, insurance, to perform the following:

Scope of work: DEMOLITION

- Complete demolition and legal disposal including slab and foundations at above location.

- All work to be done in accordance with all State and Federal regulations.

-        DEP notification

Total Price: $375,000.00            (BUDGET PRICING)

-        Alt. #1 (Office building)                      DEDUCT: $35,000.00

-        Alt. #2 (Track board)                              ADD: $5,000.00

Schedule  = 6-8 weeks
Equipment = 3 excavators, 3 bobcats, 1 loader
Loads     = 48 loads of C&D waste, 98 loads of masonry

Exclusions: Engineering, Hazardous Waste, Shoring & bracing, backfill, compaction, fire details, security, dewatering, sidewalk protection/permits, lead removal/testing, fencing, erosion control, cut & cap of utilities, foundations & slab protection.

Thank you for the opportunity to bid this project.

Sincerely:
NORTH AMERICAN SITE DEVELOPERS, INC. (NASDI)

[Signature]

President

                                                         [NASDI LETTERHEAD]

WONDERLAND GREYHOUND PARK DEMOLITION ESTIMATE

SUPERSTRUCTURE

-----------------------------------------------------------------------------------
EQUIPMENT OPERATED                       QUANTITY          RATE            TOTAL
-----------------------------------------------------------------------------------
MOBILIZATION                                 10 EA      $   500.00      $     5,000
CRANE                                     40.00 HR      $   150.00      $     8,000
BACKHOE                                  840.00 HR      $   140.00      $    80,800
BACKHOE WITH CLAW                        320.00 HR      $   225.00      $    72,000
SKID STEER LOADER                        840.00 HR      $    60.00      $    38,400

LABOR
FOREMAN                                  320.00 HR      $    45.00      $    14,400
LABORER                                  320.00 HR      $    40.00      $    12,800

DISPOSAL FEES
CONCRETE                                 306.00 CY      $     5.00      $     1,530
BLOCK & BRICK                           1587.00 CY      $     5.00      $     7,935
WOOD & MISC                             5851.00 CY      $    20.00      $   117,020

TRUCKING
CONCRETE - 2 HRS/TRIP, 20CY PER LOAD      30.60 HR      $    75.00      $     2,295
BRICK 2 HRS/TRIP, 20CY PER LOAD          158.70 HR      $    75.00      $    11,903
WOOD 3 HRS PER TRIP, 60CY PER LD         292.55 HR      $    75.00      $    21,941
                                                                        -----------
TOTAL DIRECT COST                                                       $   400,824

GENERAL CONDITIONS & FEES                    10%                        $    40,082

ESTIMATED SUPERSTRUCTURE DEMOLITION                                     $   440,906

CURRICULUM VITAE

ALEXANDER R. HOLLIDAY, III, MAI

Alexander R. Holliday is Vice President and Senior Appraiser at R. M. Bradley & Co., Inc., Boston, Massachusetts in the Valuation and Consulting Services Division. Bradley is a century-old, full service, real estate firm. The company provides commercial and residential brokerage, property management, valuation and consulting services to a variety of local and national products.

Mr. Holliday has been involved in the commercial real estate industry since 1984. He received his undergraduate degree from Lawrence University and MBA from Boston University. He has a variety of experience in the evaluation of complex commercial properties in conjunction with financing, acquisition, sales, property tax disputes, eminent domain, and estate and federal tax matters. In addition, he has extensive experience in lease arbitration, negotiations, market analysis, financial feasibility, and real estate consulting.

He holds the MAI designation of the Appraisal Institute and has served in various volunteer capacities within the Greater Boston Chapter. He has written several articles pertaining to commercial real estate in the BANKER AND TRADESMAN. Mr. Holliday has extensive civic involvement, including chairing a Mayoral appointed advisory committee for rezoning a section of Boston.

Specific appraisal and consulting assignments include:

SAUNDERS REAL ESTATE PORTFOLIO, BOSTON                  Valuation for special master arbitration multi-property holdings including
                                                        350,000 sq. ft. office/retail complex, 110 unit investment grade apartment complex, and historic exhibition hall

JFK BUILDING, BOSTON                                    Valuation of 800,000 sq. ft. office building

LINCOLN PLAZA, WORCESTER                                Valuation and reuse analysis of 400,000 sq. ft. shopping center

BEACON/ALLSTON RAIL YARD BOSTON                         50+ acre rail yard owned by Conrail-counseling and tax appellate work

DOWNTOWN BOSTON OFFICE FAIR MARKET RENTAL ANALYSIS      Lease determination for 1.5 million sq. ft. of various federal government spaces ranging from Class A towers to Class B buildings

HOPEDALE INDUSTRIAL PARK HOPEDALE                       Valuation of 20-building industrial park

PAGE 2
CURRICULUM VITAE
ALEXANDER R. HOLLIDAY, III, MAI

SOUTH STATION, BOSTON                                   Valuation of various surface, air rights, and subsurface easements for eminent domain purposes

HOWARD STREET BRIDGE PROJECT, BROCKTON                  Valuation of seven different commercial and residential properties with surface and subsurface easements for eminent domain

RUSSIA WHARF                                            320,000 sq. ft. historic office/retail building valued for eminent domain purposes

GLOUCESTER FISH PIER GLOUCESTER                         Valuation and counseling for renovated fish pier with three development sites

REAL ESTATE MATTERS EVALUATED

Fee Simple Rights
Leased Fee Rights
Leasehold Rights
Ground Leases
Permanent Easements
Temporary Easements
Development Rights
Fair Market Right
Investment Value
Value in Use
Limited Partnership and Partial Interest Discounts

PARTIAL LIST OF CLIENTS SERVED

Banking
Century Bank
BankBoston
Boston Private Bank
State Street Bank
Fleet Bank
Cambridgeport Bank
Cambridge Savings Bank
Citizens Trust
USTrust
Springfield Institution for Savings
National Westminster Bank

PAGE 3
CURRICULUM VITAE
ALEXANDER R. HOLLIDAY, III, MAI

PARTIAL LIST OF CLIENTS SERVED (CONTINUED)

Government
Massachusetts Bay Transportation Authority
Massachusetts Highway Department
Massachusetts Department of Capital Planning & Operations
General Services Administration
FDIC
Boston Redevelopment Authority
Massachusetts Land Bank

Private
Boston University
Consolidated Rail Corporation
Northeastern University
Boston College
Massachusetts Mutual Life Insurance Co.
Modern Continental
MBL Life Insurance Co.
Hale & Dorr
Lutheran Brotherhood/Investment Division
Gadsby & Hannah
ING Investment Management
Rackemann, Sawyer & Brewster
Saunders Real Estate Corporation
Ropes & Gray
Uehlein, Nason & Wall